                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                              HALLIBURTON COMPANY
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                          [LOGO OF HALIBURTON COMPANY]

                                                                  March 23, 2000

To Our Stockholders:

  You are cordially invited to attend the Annual Meeting of Stockholders of Halliburton Company. The meeting will be held on Tuesday, May 16, 2000, at 9:00 a.m. in the Parisian Room of the Fairmont Hotel, 1717 North Akard Street, Dallas, Texas 75201.

  At the meeting, stockholders are being asked to:

  . elect a Board of Directors of ten Directors to serve for the coming year;

  . ratify the selection of Arthur Andersen LLP as independent accountants to examine the financial statements and books and records of Halliburton for 2000; and

  . act upon a proposal to amend and restate the 1993 Stock and Long-Term Incentive Plan.

  It is very important that your shares are represented and voted at the meeting. Accordingly, please sign, date and return the enclosed proxy card or call the toll-free number indicated in the enclosed telephone voting instructions. If you attend the meeting, you may vote in person even if you have previously mailed a proxy card or voted by telephone. We would appreciate your informing us on the proxy card if you expect to attend the meeting so that we can provide adequate seating.

  The continuing interest of our stockholders in the business of Halliburton is appreciated and we hope many of you will be able to attend the Annual Meeting.

     Sincerely,

  /s/ DICK CHENEY
     Dick Cheney
     Chairman of the Board
     and Chief Executive Officer

                          [LOGO OF HALIBURTON COMPANY]

                    Notice of Annual Meeting of Stockholders

                            to be Held May 16, 2000

  The Annual Meeting of Stockholders of Halliburton Company, a Delaware corporation, will be held on Tuesday, May 16, 2000, at 9:00 a.m., in the Parisian Room of the Fairmont Hotel, 1717 North Akard Street, Dallas, Texas 75201. At the meeting, the stockholders will be asked to consider and act upon the matters discussed in the attached proxy statement as follows:

  1. To elect ten (10) Directors to serve for the ensuing year and until their successors shall be elected and shall qualify.

  2. To consider and act upon a proposal to ratify the appointment of Arthur Andersen LLP as independent accountants to examine the financial statements and books and records of Halliburton for the year 2000.

  3. To consider and act upon the proposal set forth on pages 29 through 35 of the proxy statement to amend and restate the 1993 Stock and Long-Term Incentive Plan.

  4. To transact any other business that properly comes before the meeting or any adjournment or adjournments of the meeting.

  The Board of Directors has fixed Monday, March 20, 2000, at the close of business, as the record date for the determination of stockholders entitled to notice of and to vote at the meeting and at any adjournment of the meeting. A proxy statement is attached and incorporated by reference.

                                           By order of the Board of Directors,

                                                    /s/ Susan S Keith

                                                     Susan S. Keith
                                              Vice President and Secretary

March 23, 2000

                               ----------------

  Stockholders are urged to vote their shares as promptly as possible by either
(1) signing, dating and returning the enclosed proxy card or (2) calling the toll-free number indicated in the enclosed telephone voting instructions.

                                PROXY STATEMENT

                              GENERAL INFORMATION

  The accompanying proxy is solicited by and on behalf of the Board of Directors of Halliburton Company. By executing and returning the enclosed proxy or by following the enclosed telephone voting instructions, you authorize the persons named in the proxy to represent you and vote your shares on the matters described in the Notice of Annual Meeting.

  If you attend the meeting you may vote in person. If you are not present, your shares can be voted only if you have returned a properly executed proxy or followed the telephone voting instructions. If you have returned a properly executed proxy or followed the telephone voting instructions, your shares will be voted as you specify. If no specification is made, the shares will be voted in accordance with the recommendations of the Board of Directors. You may revoke the authorization given in your proxy or telephone call at any time before the shares are voted at the meeting.

  The record date for determination of the stockholders entitled to vote at the Annual Meeting is the close of business on March 20, 2000. Halliburton's Common Stock, par value $2.50, is the only class of capital stock that is outstanding. As of March 20, 2000, there were 443,724,145 shares of Common Stock outstanding. Each of the outstanding shares of Common Stock is entitled to one vote on each matter submitted to the stockholders for a vote at the meeting. A complete list of stockholders entitled to vote will be kept at our offices at the address specified below for ten days prior to the Annual Meeting.

  Votes cast by written proxy, telephone or in person at the Annual Meeting will be counted by the persons appointed by us to act as election inspectors for the meeting. Except as set forth below, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders. Shares for which a holder has elected to abstain on a matter will count for purposes of determining the presence of a quorum and will be considered a vote against the matter.

  In the election of Directors, the candidates for election receiving the highest number of affirmative votes of the shares entitled to be voted (whether or not a majority of the shares present), up to the number of Directors to be elected by those shares, will be elected. Shares present but not voting on the election of Directors will be disregarded (except for quorum purposes) and will have no legal effect.

  The election inspectors will treat "broker non-vote" shares (i.e., shares held in street name which cannot be voted by a broker on specific matters in the absence of instructions from the beneficial owner of the shares) as shares that are present and entitled to vote for purposes of determining the presence of a quorum. In determining the outcome of any matter for which the broker does not have discretionary authority to vote, however, those shares will be treated as not present and not entitled to vote on that matter. Those shares may be entitled to vote on other matters.

  In accordance with our confidential voting policy, no vote of any stockholder, whether by written proxy, telephone or in person, will be disclosed to Halliburton's officers, Directors or employees, except:

  . as necessary to meet legal requirements and to assert claims for and defend claims against Halliburton;

  . when disclosure is voluntarily made or requested by the stockholder;

  . when stockholders write comments on proxy cards; or

  . in the event of a proxy solicitation not approved and recommended by the Board of Directors.

The proxy solicitor, the election inspectors and the tabulators of all proxies, ballots and voting tabulations that identify stockholders are independent and are not employees of Halliburton.

  This proxy statement, the form of proxy and telephone voting instructions are being sent to stockholders on or about April 3, 2000. Our Annual Report to Stockholders, including financial statements, for the fiscal year ended December 31, 1999 accompanies this proxy statement. The Annual Report is not to be considered as a part of the proxy solicitation material or as having been incorporated by reference.

  Our principal executive office is located at 3600 Lincoln Plaza, 500 N. Akard Street, Dallas, Texas 75201-3391.

                             ELECTION OF DIRECTORS

                                   (Item 1)

  Mr. Delano E. Lewis, who has served as a Director since 1996, retired from the Board of Directors on December 10, 1999, just prior to his being sworn in as U.S. Ambassador to South Africa. Mr. William E. Bradford, who has served as a Director since 1998, and prior to the merger with Dresser Industries, Inc., served as the Chairman of the Board and Chief Executive Officer of Dresser, retired from the Board on January 31, 2000. Mr. Bradford and Mr. Lewis will not be candidates for election for the ensuing year. Following the retirements of Messrs. Bradford and Lewis, the number of Directors that constitute the Board was reduced to twelve, eliminating the vacancies caused by their retirements. Ms. Anne L. Armstrong, who has served as a Director since 1977, and Mr. Richard J. Stegemeier, who has served as a Director since 1994, are both retiring from the Board of Directors immediately prior to the Annual Meeting of Stockholders on May 16, 2000. They will not be candidates for election for the ensuing year. Due to Ms. Armstrong's and Mr. Stegemeier's retirements, the number of Directors constituting the Board of Directors will be reduced from twelve to ten effective at 9:00 a.m. (CDT) on May 16, 2000.

  Ten Directors are to be elected to serve for the ensuing year and until their successors are elected and qualify. All of the ten nominees listed below are presently Directors of Halliburton. It is intended that the Common Stock represented by the proxies, in the absence of instructions to the contrary, will be voted for the election as Directors of the ten nominees. If any of the nominees are unwilling or unable to serve, favorable and uninstructed proxies will be voted for a substitute nominee designated by the Board of Directors. If a suitable substitute is not available, the Board of Directors will reduce the number of Directors to be elected. Each nominee has indicated approval of his nomination and his willingness to serve if elected.

Information About Nominees for Director

                RICHARD B. (DICK) CHENEY, 59, Chairman of the Board and Chief
              Executive Officer of the Company; Chief Executive Officer of the Company, 1998-2000; Chairman of the Board and Chief Executive Officer of the Company, 1997-1998; Chairman of the Board, President and Chief Executive Officer of the Company, 1996-1997; President and Chief Executive Officer of the Company, 1995; Senior Fellow, American Enterprise Institute for Public Policy Research, 1993-1995; United States Secretary of Defense, 1989-1993; Member, United States House of Representatives, 1979-1989; joined Halliburton Company Board in 1995; Director of Union Pacific Corporation, The Procter & Gamble Company and Electronic Data Systems Corporation; Member of the Board of Trustees, American Enterprise Institute for Public Policy Research.

[PHOTO OF CHENEY]
                LORD CLITHEROE, 70, Chairman, The Yorkshire Bank, PLC
              (retired); Deputy Chief Executive, The RTZ Corporation PLC (an international group of mining and industrial companies), 1987-1989; Executive Director, The RTZ Corporation PLC, 1968-1987; joined Halliburton Company Board in 1987; Chairman of the Health, Safety and Environment Committee and member of the Compensation, the Management Oversight and the Nominating and Corporate Governance Committees.
[PHOTO OF CLITHEROE]

                ROBERT L. CRANDALL, 64, Chairman Emeritus, AMR
              Corporation/American Airlines, Inc. (engaged primarily in the air transportation business); Chairman, President and Chief Executive Officer, AMR Corporation and Chairman and Chief Executive Officer, American Airlines, Inc. 1985-1998; President, American Airlines, Inc., 1985-1995; joined Halliburton Company Board in 1986; Chairman of the Nominating and Corporate Governance Committee and member of the Audit, the Compensation and the Management Oversight Committees; Director of MediaOne Group, Inc. and Celestica, Inc.
[PHOTO OF CRANDALL]

                CHARLES J. DIBONA, 68, President and Chief Executive Officer
              (retired), American Petroleum Institute (a major petroleum industry trade association), 1979-1997; joined Halliburton Company Board in 1997; member of the Health, Safety and Environment, the Compensation and the Management Oversight Committees; Chairman of the Board of Trustees, Logistics Management Institute.
[PHOTO OF DIBONA]

                LAWRENCE S. EAGLEBURGER, 69, Senior Foreign Policy Advisor,
              Baker, Donelson, Bearman & Caldwell (a Washington, D.C. law firm); United States Secretary of State, Department of State, 1992-1993; Acting Secretary of State, 1992; Deputy Secretary of State, 1989-1992; joined Halliburton Company Board in 1998; member of the Audit, the Compensation, the Management Oversight and the Nominating and Corporate Governance Committees; Director of Phillips Petroleum Company, Stimsonite, Universal Corporation, Corning Corp. and COMSAT.
[PHOTO OF EAGLEBURGER]

                W. R. HOWELL, 64, Chairman Emeritus, J.C. Penney Company, Inc.
              (a major retailer); Chairman of the Board, J.C. Penney Company, Inc., 1983-1996; Chief Executive Officer, J.C. Penney Company, Inc., 1983-1995; joined Halliburton Company Board in 1991; Chairman of the Management Oversight Committee and member of the Audit and the Compensation Committees; Director of Exxon Mobil Corporation, Warner-Lambert Company, Bankers Trust Company, Bankers Trust New York Corporation, The Williams Companies, Inc. and Central and South West Corporation.
[PHOTO OF HOWELL]

                RAY L. HUNT, 56, For more than five years, Chairman of the
              Board and Chief Executive Officer, Hunt Oil Company (oil and gas exploration and development); Chairman of the Board, Chief Executive Officer and President, Hunt Consolidated, Inc. and Chairman of the Board, Chief Executive Officer and President, RRH Corporation; joined Halliburton Company Board in 1998; Chairman of the Compensation Committee and member of the Audit and the Management Oversight Committees; Director of Electronic Data Systems Corporation, PepsiCo, Inc. and Security Capital Group Incorporated.
[PHOTO OF HUNT]

                J. LANDIS MARTIN, 54, For more than five years, President and
              Chief Executive Officer, NL Industries, Inc. (a manufacturer and marketer of titanium dioxide pigments) and Chairman and Chief Executive Officer, Titanium Metals Corporation (an integrated producer of titanium metals); President, Titanium Metals Corporation, since 2000; Chief Executive Officer, Titanium Metals Corporation, since 1995; Chairman of the Board and Chief Executive Officer, Baroid Corporation (and its predecessor), acquired by Dresser Industries, Inc. in 1994, 1990-1994; joined Halliburton Company Board in 1998; member of the Health, Safety and Environment, the Nominating and Corporate Governance and the Management Oversight Committees; Director of NL Industries, Inc., Titanium Metals Corporation, Tremont Corporation, Apartment Investment and Management Corporation and Crown Castle International Corporation.
[PHOTO OF MARTIN]

                JAY A. PRECOURT, 62, Chairman of the Board, Hermes
              Consolidated, Inc.; Vice Chairman and Chief Executive Officer, Tejas Gas Corporation (a natural gas pipeline and marketing company), 1986-1999; President, Tejas Gas Corporation, 1996-1998; joined Halliburton Company Board in 1998; member of the Compensation, the Health, Safety and Environment and the Management Oversight Committees; Chairman of the Board and Director of Founders Funds, Inc. and Director of the Timken Company.

[PHOTO OF PRECOURT]
                C. J. SILAS, 67, Chairman of the Board and Chief Executive
              Officer (retired), Phillips Petroleum Company (engaged in exploration and production of crude oil, natural gas and natural gas liquids on a worldwide basis, the manufacture of plastics and petrochemicals and other activities), 1985-1994; joined Halliburton Company Board in 1993; Chairman of the Audit Committee and member of the Compensation and the Management Oversight Committees; Director of Reader's Digest Association, Inc.

[PHOTO OF SILAS]
Stock Ownership of Certain Beneficial Owners and Management

  The following table sets forth information about persons or groups who, based on information contained in Schedules 13G filed with the Securities and Exchange Commission reflecting beneficial ownership at December 31, 1999, own or have the right to acquire more than five percent of our Common Stock.

                                                          Amount and
                                                          Nature of     Percent
  Name and Address                                        Beneficial      of
 of Beneficial Owner                                      Ownership      Class
 -------------------                                      ----------    -------
 FMR Corp. .............................................. 55,124,013(1) 12.478%
  82 Devonshire Street
  Boston, MA 02109

--------
(1) The number of shares reported includes 49,414,449 shares beneficially owned by Fidelity Management & Research Company, 4,329,724 shares owned by Fidelity Management Trust Company and 1,379,840 shares held by Fidelity International Limited. FMR Corp., through control of Fidelity Management & Research Company and Fidelity Management Trust Company, has sole dispositive power over the shares with the exception of those held beneficially by Fidelity International Limited. FMR Corp. has sole power to vote or to direct the vote of 2,848,024 shares of Common Stock.

  The following table sets forth, as of March 20, 2000, the amount of our Common Stock owned beneficially by each Director and nominee for Director, each of the executive officers named in the Summary Compensation Table on page 20 and all Directors, nominees for Director and executive officers as a group.

                                                        Amount and Nature of
                                                        Beneficial Ownership
                                                   -------------------------------
                                                      Sole      Shared
                                                   Voting and Voting or
 Nme of Beneficial Owner ora                       Investment Investment  Percent
  umber of Persons in GroupN                         Power     Power(1)   of Class
---------------------------                        ---------- ----------  --------
  Anne L. Armstrong..............................      4,800                  *
  William E. Bradford(3).........................    811,842                  *
  Richard B. Cheney(3)...........................  1,089,000                  *
  Lord Clitheroe.................................      3,400                  *
  Lester L. Coleman(3)...........................    187,578                  *
  Robert L. Crandall.............................      3,800                  *
  Charles J. DiBona..............................        800                  *
  Lawrence S. Eagleburger(3).....................     10,656                  *
  W. R. Howell...................................      2,700                  *
  Ray L. Hunt(3).................................     71,346    69,712(2)     *
  David J. Lesar(3)..............................    432,042                  *
  J. Landis Martin(3)............................     92,045                  *
  Gary V. Morris(3)..............................    157,729                  *
  Jay A. Precourt(3).............................     10,513                  *
  C. J. Silas....................................      2,800                  *
  Richard J. Stegemeier..........................      2,400     2,000(2)     *
  Donald C. Vaughn(3)............................    372,607                  *
  Shares owned by all current Directors, nominees
   for Director and executive officers as a group
   (22 persons)(3)...............................  3,540,165    71,712        *

--------
 * Less than 1% of shares outstanding.
(1) The Halliburton Stock Fund is an investment fund established under the Halliburton Company Employee Benefit Master Trust to hold Halliburton Common Stock for some of Halliburton's profit sharing, retirement and savings plans (the "Plans"). The Fund held 4,167,912 shares of Common Stock at March 14, 2000. One executive officer not named in the above table has beneficial interests in the Fund. Shares held in the Fund are not allocated to any individual's account. A total of 508 shares which might be deemed to be beneficially owned as of March 14, 2000 by the unnamed executive officer is not included in the table above. The Trustee, State Street Bank and Trust Company, votes shares held in the Halliburton Stock Fund in accordance with voting instructions from the participants. Under the terms of the Plans, a participant has the right to determine whether up to 15% of his account balance in a plan is invested in the Halliburton Stock Fund. The Trustee, however, determines when sales or purchases are to be made.
(2) Mr. Hunt holds 69,712 shares as the trustee of trusts established for the benefit of his children. Mr. Stegemeier and his wife hold 2,000 shares as co-trustees of a family trust and share voting and investment power over those shares.
(3) Included in the table are shares of Common Stock that may be purchased pursuant to outstanding stock options (and, in the case of Messrs. Bradford and Vaughn, related restricted incentive stock awards under specific Dresser Industries, Inc. stock compensation plans) within 60 days of the date of this proxy statement for the following: Mr. Bradford--526,653; Mr. Cheney--860,000; Mr. Coleman--157,667; Mr. Eagleburger--999; Mr. Hunt--999;
    Mr. Lesar--233,669; Mr. Martin--999; Mr. Morris--98,667; Mr. Precourt--999;
    Mr. Vaughn--320,205 and four unnamed executive officers--205,467. Until the options are exercised, these individuals will neither have voting nor investment power over the underlying shares of Common Stock but only have the right to acquire beneficial ownership of the shares through exercise of their respective options.

                              CORPORATE GOVERNANCE

  The Board of Directors believes that the primary responsibility of Directors is to provide effective governance over Halliburton's affairs for the benefit of its stockholders. That responsibility includes:

  . Evaluating the performance of the Chief Executive Officer and taking appropriate action, including removal, when warranted;

  . Selecting, evaluating and fixing the compensation of Halliburton's senior management and establishing policies regarding the compensation of other members of management;

  . Reviewing succession plans and management development programs for members of senior management;

  . Reviewing and approving periodically long-term strategic and business plans and monitoring corporate performance against the plans;

  . Adopting policies of corporate conduct, including compliance with applicable laws and regulations and maintenance of accounting, financial and other controls, and reviewing the adequacy of compliance systems and controls;

  . Evaluating periodically the overall effectiveness of the Board; and

  . Deciding on matters of corporate governance.

  In 1997, the Board adopted Guidelines to assist it in the exercise of its responsibilities. Effective at the time of the merger of Dresser Industries, Inc. with Halliburton on September 29, 1998, the Guidelines were revised to reflect the resulting management and organizational changes, one of which was to split the positions of Chairman of the Board and Chief Executive Officer. The office of Chairman of the Board was held by William E. Bradford, Dresser's former Chairman and Chief Executive Officer. Mr. Bradford retired earlier this year and, following his retirement, Mr. Cheney reassumed the title of Chairman of the Board. The Guidelines were accordingly modified in February 2000 to reflect that the Chief Executive Officer would also serve as the Chairman of the Board. The Guidelines were also revised for the recently adopted New York Stock Exchange requirements relating to the composition of the Audit Committee and to make the Nominating and Corporate Governance Committee responsible for review of Director compensation. The revised Guidelines are set forth below. These Guidelines are in addition to and are not intended to change or interpret any Federal or state law or regulation, including the Delaware General Corporation Law, or Halliburton's Certificate of Incorporation or By-laws. The Guidelines are subject to modification from time to time by the Board of Directors.

                            Guidelines on Governance
                       (Revised as of February 17, 2000)

Operation of the Board; Meetings.

  1. Chairman of the Board and Chief Executive Officer. The Board believes that, under normal circumstances, the Chief Executive Officer of Halliburton should also serve as the Chairman of the Board. The Chairman of the Board and Chief Executive Officer is responsible to the Board for the overall management and functioning of Halliburton.

  The Chairman of the Management Oversight Committee, which is composed of all of the outside Directors, will function as the lead director when the Committee meets in executive session outside the presence of the Chief Executive Officer and other company personnel and will serve as the interface between that Committee and the Chief Executive Officer in communicating the matters discussed during the executive sessions.

  2. Executive Sessions of Outside Directors. The Management Oversight Committee is composed of all of the outside Directors and meets in executive session during a portion of each of its five regular meetings per year. In addition, any member of the Management Oversight Committee may request the Committee Chairman to call an executive session of the Committee at any time.

  Each December, the Management Oversight Committee will meet in executive session to evaluate the performance of the Chief Executive Officer. In evaluating the Chief Executive Officer, the Committee takes into consideration the executive's performance in both qualitative and quantitative areas, including:

  .  leadership and vision;

  .  integrity;

  . keeping the Board informed on matters affecting Halliburton and its operating units;

  . performance of the business (including such measurements as total shareholder return and achievement of financial objectives and goals);

  . development and implementation of initiatives to provide long-term economic benefit to Halliburton;

  .  accomplishment of strategic objectives; and

  .  development of management.

The evaluation will be communicated to the Chief Executive Officer by the Chairman of the Management Oversight Committee and will be used by the Compensation Committee in the course of its deliberations when considering the Chief Executive Officer's compensation for the ensuing year.

  3. Regular Attendance of Non-Directors at Board Meetings. The Chief Financial Officer and the General Counsel will be present during Board meetings, except where there is a specific reason for one or both of them to be excluded. In addition, the Chairman of the Board may invite one or more members of management to be in regular attendance at Board meetings and may include other officers and employees from time to time as appropriate to the circumstances.

  4. Frequency of Board Meetings. The Board has five regularly scheduled meetings per year. Special meetings are called as necessary. It is the responsibility of the Directors to attend the meetings.

  Long-term strategic and business plans will be reviewed annually at one of the Board's regularly scheduled meetings.

  5. Board Access to Senior Management. Directors have open access to Halliburton's management, subject to reasonable time constraints. In addition, members of Halliburton's senior management routinely attend Board and Committee meetings and they and other managers frequently brief the Board and the Committees on particular topics. The Board encourages senior management to bring managers into Board or Committee meetings and other scheduled events who
(a) can provide additional insight into matters being considered or (b) represent managers with future potential whom senior management believe should be given exposure to the members of the Board.

  6. Selection of Agenda Items for Board Meetings. The Chairman of the Board and Chief Executive Officer establishes the agenda for each Board meeting, although other Board members are free to suggest items for inclusion on the agenda. Each Director is free to raise at any Board meeting subjects that are not on the agenda for that meeting.

  7. Board/Committee Forward Agenda. A forward agenda of matters requiring recurring and focused attention by the Board and each Committee will be prepared and distributed prior to the beginning of each calendar year in order to ensure that all required actions are taken in a timely manner and are given adequate consideration.

  8. Information Flow; Pre-meeting Materials. In advance of each Board or Committee meeting, a proposed agenda will be distributed to each member. In addition, to the extent feasible or appropriate, information and data important to the members' understanding of the matters to be considered, including background summaries of presentations to be made at the meeting, will be distributed in advance of the meeting. Directors also routinely receive monthly financial statements, earnings reports, press releases, analyst reports and other information designed to keep them informed of the material aspects of Halliburton's business, performance and prospects.

Board Structure.

  1. Majority of the Members of the Board Must Be Independent Directors. The Board believes that as a matter of policy a majority of the members of the Board should be independent Directors. A Director will be considered independent if he or she:

  . has not been employed by Halliburton or an affiliate in an executive capacity;

  . is not, and is not an employee of a company or firm that is, a significant* advisor or consultant to Halliburton or its affiliates;

  . is not an employee or beneficial owner of more than 10% of a significant* customer or supplier of Halliburton or its affiliates;

  . does not have a significant* personal services contract(s) with Halliburton or its affiliates;

  . is not affiliated as an employee with a tax-exempt entity that receives significant contributions from Halliburton or its affiliates;

  . is not a spouse, parent, sibling or child of an officer or former officer of Halliburton or one of its affiliates; and

  . is not part of an interlocking directorate in which the Chief Executive Officer or another executive officer of Halliburton serves on the board of another corporation that employs the Director.

  (* "Significant" means a business relationship that would require disclosure under SEC rules.)

  The definition of independence and compliance with this policy will be reviewed periodically by the Nominating and Corporate Governance Committee.

  The Board believes that employee Directors should number not more than two. While this number is not an absolute limitation, other than the Chief Executive Officer, who should at all times be a member of the Board, employee Directors should be limited only to those officers whose positions or potential make it appropriate for them to sit on the Board.

  2. Size of the Board. The Board currently has 12 members. The By-laws prescribe that the number of Directors will not be less than eight nor more than 20.

  3. Service of Former Chief Executive Officers and Other Former Employees on the Board. Employee Directors shall retire from the Board at the time of their retirement as an employee unless continued service as a Director is requested and approved by the Board.

  4. Annual Election of All Directors. As provided in Halliburton's By-laws, all Directors are elected annually.

  5. Board Membership Criteria. Candidates nominated for election or reelection to the Board of Directors should possess the following qualifications:

  .Personal characteristics:

    .highest personal and professional ethics, integrity and values;

    .  an inquiring and independent mind;

    .  practical wisdom and mature judgment.

  . Broad training and experience at the policy-making level in business, government, education or technology.

  . Expertise that is useful to the company and complementary to the background and experience of other Board members, so that an optimum balance of members on the Board can be achieved and maintained.

  . Willingness to devote the required amount of time to carrying out the duties and responsibilities of Board membership.

  . Commitment to serve on the Board over a period of several years to develop knowledge about Halliburton's principal operations.

  . Willingness to represent the best interests of all stockholders and objectively appraise management performance.

  . Involvement only in activities or interests that do not create a conflict with the Director's responsibilities to Halliburton and its stockholders.

  The Nominating and Corporate Governance Committee is responsible for assessing the appropriate mix of skills and characteristics required of Board members in the context of the perceived needs of the Board at a given point in time and shall periodically review and update the criteria as deemed necessary. Diversity in personal background, race, gender, age and nationality for the Board as a whole may be taken into account in considering individual candidates.

  The Nominating and Corporate Governance Committee will evaluate the qualifications of each Director candidate against this criteria in making its recommendation to the Board concerning his or her nomination for election or reelection as a Director.

  6. Selection of Directors. The Board is responsible for nominating members to the Board and for filling vacancies on the Board that may occur between annual meetings of stockholders. The Nominating and Corporate Governance Committee, with direct input from the Chief Executive Officer and other Board members, is responsible for identifying and screening candidates for Board membership.

  7. Director Retirement. The Nominating and Corporate Governance Committee, in consultation with the Chief Executive Officer, will review each Director's continuation on the Board annually in making its recommendation to the Board concerning his or her nomination for election or reelection as a Director.

  It is the policy of the Board that each non-employee Director shall retire from the Board immediately prior to the annual meeting of stockholders following his or her seventy-second birthday. Employee Directors shall retire at the time of their retirement from employment with Halliburton unless continued service as a Director is approved by the Board.

  8. Director Compensation Review. It is appropriate for senior management of Halliburton to report periodically to the Nominating and Corporate Governance Committee on the status of Halliburton's Director compensation practices in relation to other companies of comparable size and Halliburton's competitors.

  Changes in Director compensation, if any, should come upon the recommendation of the Nominating and Corporate Governance Committee, but with full discussion and concurrence by the Board.

  9. Conflicts of Interest. If an actual or potential conflict of interest develops because of a change in the business operations of Halliburton or a subsidiary, or in a Director's circumstances (for example, significant and ongoing competition between Halliburton and a business with which the Director is affiliated), the Director should report the matter immediately to the Chairman of the Board for evaluation. A significant conflict must be resolved or the Director should resign.

  If a Director has a personal interest in a matter before the Board, the Director shall disclose the interest to the full Board and excuse himself or herself from participation in the discussion and shall not vote on the matter.

Committees of the Board.

  1. Number and Types of Committees. A substantial portion of the analysis and work of the Board is done by standing Board Committees. A Director is expected to participate actively in the meetings of each Committee to which he or she is appointed.

  The Board has established the following standing Committees: Management Oversight; Audit; Compensation; Nominating and Corporate Governance; and Health, Safety and Environment. Each Committee's charter is to be reviewed periodically by the Committee and the Board.

  2. Composition of Committees. It is the policy of the Board that only non-employee Directors serve on Board Committees.

  A Director who is part of an interlocking directorate (i.e., one in which the Chief Executive Officer or another Halliburton executive officer serves on the board of another corporation that employs the Director) may not serve on the Compensation Committee. The composition of the Compensation Committee will be reviewed annually to ensure that each of its members meet the criteria set forth in applicable SEC and IRS rules and regulations.

  In addition, the composition of the Audit Committee will be reviewed annually to ensure that each of its members meets the criteria set forth in applicable NYSE and SEC rules and regulations.

  3. Assignment and Rotation of Committee Members. The Nominating and Corporate Governance Committee, with direct input from the Chief Executive Officer, recommends to the Board the membership of the various Committees and their Chairmen and the Board approves the Committee assignments. In making its recommendations to the Board, the Committee takes into consideration the need for continuity; subject matter expertise; applicable SEC, IRS or NYSE requirements; tenure; and the desires of individual Board members.

  4. Frequency and Length of Committee Meetings. Each Committee shall meet as frequently and for such length of time as may be required to carry out its assigned duties and responsibilities. The schedule for regular meetings of the Board and Committees for each year is submitted and approved by the Board in advance. In addition, the Chairman of a Committee may call a special meeting at any time if deemed advisable.

  5. Committee Agendas; Reports to the Board. Appropriate members of management and staff will prepare draft agenda and related background information for each Committee meeting which, to the extent desired by the relevant Committee Chairman, will be reviewed and approved by the Committee Chairman in advance of distribution to the other members of the Committee. A forward agenda of recurring topics to be discussed during the year will be prepared for each Committee and furnished to all Directors. Each Committee member is free to suggest items for inclusion on the agenda and to raise at any Committee meeting subjects that are not on the agenda for that meeting.

  Reports on each Committee meeting (other than Management Oversight Committee meetings) are made to the full Board. All Directors are furnished copies of each Committee's minutes.

Other Board Practices.

  1. Director Orientation. An orientation program has been developed for new Directors which includes comprehensive information about Halliburton's business and operations; general information about the Board and its Committees, including a summary of Director compensation and benefits; and a review of Director duties and responsibilities.

  2. Board Interaction with Institutional Investors and Other Stakeholders. The Board believes that it is senior management's responsibility to speak for Halliburton. Individual Board members may, from time to time, meet or otherwise communicate with outside constituencies that are involved with Halliburton. In those instances, however, it is expected that Directors will do so only with the knowledge of senior management and, absent unusual circumstances, only at the request of senior management.

  3. Periodic Review of These Guidelines. The operation of the Board of Directors is a dynamic and evolving process. Accordingly, these Guidelines will be reviewed periodically by the Nominating and Corporate Governance Committee and any recommended revisions will be submitted to the full Board for consideration.

                             THE BOARD OF DIRECTORS
                                      AND
                        STANDING COMMITTEES OF DIRECTORS

  The Board of Directors has standing Audit; Compensation; Nominating and Corporate Governance; Health, Safety and Environment; and Management Oversight Committees. Each of the standing Committees is comprised entirely of outside Directors, none of whom is an employee or former employee of Halliburton. During the last fiscal year, the Board of Directors met on 7 occasions, the Audit Committee met on 3 occasions, the Compensation Committee met on 4 occasions, the Nominating and Corporate Governance Committee met on 3 occasions, the Health, Safety and Environment Committee met on 2 occasions, and the Management Oversight Committee met on 5 occasions. Except for Lawrence S. Eagleburger, no other incumbent member of the Board attended fewer than 75 percent of the total number of meetings of the Board and the Committees on which he or she served during the last fiscal year.

Audit Committee

  The Audit Committee's role is one of oversight, while Halliburton's management is responsible for preparing financial statements. The independent auditors are responsible for auditing those financial statements. The Audit Committee is not providing any expert or special assurance as to Halliburton's financial statements or any professional certification as to the independent auditor's work. The following functions are the key responsibilities of the Audit Committee in carrying out its oversight:

  . recommending the appointment of independent auditors to the Board of Directors;

  . reviewing the scope of the independent auditors' examination and the scope of activities of the internal audit department;

  . reviewing Halliburton's financial policies and accounting systems and controls;

  .  reviewing audited financial statements and interim financial statements;

  . starting with the 2001 proxy statement, preparing a report for inclusion in Halliburton's proxy statement regarding review of audited financial statements for the last fiscal year which includes a statement on whether it recommended that the Board include those financial statements in the Annual Report on Form 10-K;

  . approving and ratifying the duties and compensation of the independent auditors, both for audit and non-audit services; and

  . reviewing and assessing the adequacy of the Audit Committee's Charter annually and recommending revisions to the Board.

  The Committee also reviews Halliburton's compliance with its Code of Business Conduct. The Committee meets separately with the independent auditors and with members of the internal audit staff, outside the presence of company management or other employees, to discuss matters of concern, to receive recommendations or suggestions for change and to exchange relevant views and information. The Audit Committee and the Board of Directors are ultimately responsible for the selection, evaluation and replacement of the independent auditors.

  Halliburton's Audit Committee Charter is attached as Appendix A.

Compensation Committee

  Duties of the Compensation Committee include:

  . developing and approving an overall executive compensation philosophy consistent with corporate objectives and stockholder interests;

  . acting as a salary and promotion committee for specified officers of Halliburton and its subsidiaries and affiliates;

  . establishing annual performance criteria and reward schedules under Halliburton's Annual Performance Pay Plan and certifying the performance level achieved and reward payments at the end of each plan year;

  . approving any other incentive or bonus plans applicable to specified officers of Halliburton's subsidiaries and affiliates;

  . administering awards under Halliburton's 1993 Stock and Long-Term Incentive Plan and Senior Executives' Deferred Compensation Plan;

  . approving agreements or arrangements relating to the terms of employment, continued employment or termination of employment for specified officers of Halliburton and its subsidiaries and affiliates; and

  . acting as a committee for administration of other forms of non-salary compensation.

Nominating and Corporate Governance Committee

  The Nominating and Corporate Governance Committee:

  . periodically reviews and updates the criteria for Board membership and evaluates the qualifications of each Director candidate against the criteria;

  . assesses the appropriate mix of skills and characteristics required of Board members;

  .  identifies and screens candidates for Board membership;

  . establishes procedures for stockholders to recommend individuals for consideration by the Committee as possible candidates for election to the Board;

  . reviews annually each Director's continuation on the Board and recommends to the Board a slate of Director nominees for election at the Annual Meeting of Stockholders;

  .  recommends candidates to fill vacancies on the Board;

  . reviews periodically the status of each Director to assure compliance with the Board's policy that at least a majority of Directors meet the Board's definition of "independent Director";

  . recommends members to serve on the standing Committees of the Board and the Chairmen of the Committees;

  . reviews periodically the corporate governance guidelines adopted by the Board of Directors and recommends revisions to the guidelines as appropriate; and

  . reviews periodically Halliburton's Director compensation practices and recommends changes, if any, to the Board.

  The Nominating and Corporate Governance Committee will consider qualified nominees recommended by stockholders who may submit recommendations to the Committee in care of the Vice President and Secretary at the address set forth on page 2 of this proxy statement. Stockholder nominations must be submitted prior to year-end and must be accompanied by a description of the qualifications of the proposed candidate and a written statement from the proposed candidate that he or she is willing to be nominated and desirous of serving, if elected.

  Nominations by stockholders may also be made at an Annual Meeting of Stockholders in the manner provided in our By-laws. The By-laws provide that a stockholder entitled to vote for the election of Directors may make nominations of persons for election to the Board at a meeting of stockholders by complying with required notice procedures. Nominations shall be made pursuant to written notice to the Secretary, which must be received at our principal executive offices not less than ninety (90) days prior to the anniversary date of the immediately preceding Annual Meeting of Stockholders. The notice shall set forth:

  . as to each person the stockholder proposes to nominate for election or re-election as a Director:

    . the name, age, business address and residence address of the person, . the principal occupation or employment of the person,

    . the class and number of shares of Halliburton capital stock that are beneficially owned by the person, and
    . all other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended; and

  .  as to the stockholder giving the notice:

    . the name and record address of the stockholder, and . the class and number of shares of Halliburton capital stock that are beneficially owned by the stockholder.

The proposed nominee may be required to furnish other information as Halliburton may reasonably require to determine the eligibility of the proposed nominee to serve as a Director. At any meeting of stockholders, the presiding officer may disregard the purported nomination of any person not made in compliance with these procedures.

Health, Safety and Environment Committee

  The Health, Safety and Environment Committee has responsibility for:

  . reviewing and assessing Halliburton's health, safety and environmental policies and practices and proposing modifications or additions as needed;

  . overseeing the communication and implementation of these policies throughout Halliburton;

  . reviewing annually the health, safety and environmental performance of Halliburton's operating units and their compliance with applicable policies and legal requirements; and

  . identifying, analyzing and advising the Board on health, safety and environmental trends and related emerging issues.

Management Oversight Committee

  The Management Oversight Committee has responsibility for:

  .  evaluating the performance of the Chief Executive Officer;

  . reviewing succession plans for senior management of Halliburton and its major operating units;

  .  evaluating management development programs and activities; and

  .  reviewing other internal matters of broad corporate significance.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The following persons served as members of the Compensation Committee during 1999: Robert L. Crandall (through May 17, 1999), Charles J. DiBona (as of May 18, 1999), W. R. Howell, Ray L. Hunt, Delano E. Lewis (through December 10,
1999), Jay A. Precourt (as of May 18, 1999) and C. J. Silas. None of these Directors is an officer or former officer of Halliburton or its subsidiaries or had a relationship with Halliburton or its subsidiaries requiring director interlock or insider participation disclosure.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  Halliburton's primary mission is to enhance long-term shareholder value by providing a broad spectrum of high quality services and related products within the energy services, engineering and construction and equipment manufacturing business segments in which Halliburton operates. The Compensation Committee of Directors believes that Halliburton's total compensation package for executives should be linked principally to increased shareholder value and to measures which drive shareholder value.

  The Compensation Committee has responsibility for overseeing the compensation program for the members of the Executive Committee of Halliburton (composed at the end of 1999 of the four most senior executive officers) and other senior officers of Halliburton and its business units.

Overall Executive Compensation Philosophy

  The overriding objective of the total compensation package for senior executives is to emphasize the enhancement of shareholder value. Beyond this, the Compensation Committee's priorities are to establish and maintain competitive executive compensation programs that enable Halliburton to attract, retain, and motivate the high caliber executives required for the success of the business. In determining what it deems to be appropriate types and amounts of compensation for executive officers, the Compensation Committee consults with outside compensation consultants and reviews compensation data obtained from independent sources.

  In the design and administration of executive compensation programs, the Compensation Committee refers to, but does not necessarily target, current market levels of compensation at the 50th percentile. In doing so, the Compensation Committee considers the competitive market data for two comparator groups:

  . specific peer companies within the energy services, engineering and construction and equipment manufacturing industries; and

  . selected companies from general industry having similar revenue size which, in the Compensation Committee's opinion, provide the most comparable references for Halliburton's senior executive positions.

Regression analysis is used in assessing all market compensation data to mitigate the impact of company size on compensation levels.

  The Compensation Committee considers total compensation, as well as each component of the compensation package, in determining actual compensation levels. The total compensation package is expected in most instances to result in payments at market levels, given acceptable total company and/or business unit performance, and above market levels, given outstanding performance.

  The Compensation Committee believes its objectives can be optimized by providing executives with a compensation package that consists of a cash base salary, a rewards-oriented compensation program aligned with shareholder value creation, stock-based awards and supplemental retirement benefits.

Compensation Arrangement For Chief Executive Officer

  In 1995, Halliburton entered into an agreement with Mr. Cheney covering the terms of his employment. Mr. Cheney's employment agreement, which was approved by the Board of Directors and the Compensation Committee, provides for a total compensation package that reflects Halliburton's objectives of aligning significant compensation opportunity with the interests of stockholders and building executive stock ownership. Mr. Cheney's employment agreement with Halliburton is summarized beginning on page 24 of this proxy statement.

Base Salary

  Ordinarily, base salaries for the executive officers, including Mr. Cheney, are reviewed each December by the Compensation Committee. However, as a result of the completion of the merger with Dresser Industries, Inc. in late September 1998, executive officers' salaries were adjusted effective October 1, 1998 to reflect the increased scope and responsibilities attendant with the management of a much larger organization. The salary adjustments were based on competitive market data for similarly sized, high-performing companies in general industry. In addition to considering market comparisons in making salary decisions, the Compensation Committee exercised discretion and judgment based on the following factors:

  .  the executive's level of responsibility in the new organization;

  . experience in his/her role and equity issues relating to pay for other Halliburton executives; and

  . external factors involving competitive positioning, projected overall corporate performance, and general economic conditions.

No specific formula is applied to determine the weight of each factor.

  For 1999, the base salaries for Mr. Cheney and the other executive officers were not increased beyond the October 1998 adjustment.

Annual Performance Pay Plan

  As a means of strengthening the link between total cash compensation and Halliburton's performance, effective January 1, 1995, the Compensation Committee adopted an intermediate term reward-oriented program (the "Annual Performance Pay Plan") based on cash value added, or CVA. CVA measures the difference between after tax cash income and a capital charge, based upon Halliburton's weighted average cost of capital, to determine the amount of value, in terms of cash flow, added to Halliburton's business. The Compensation Committee believes that CVA has been demonstrated to provide a close correlation to total shareholder return; therefore, incentive awards are closely linked to the improvement of shareholder value.

  At the beginning of each plan year, the Compensation Committee establishes a reward schedule that aligns given levels of CVA performance beyond a threshold level with reward opportunities. The level of achievement of annual CVA performance determines the amount of incentive compensation payable to a participant. In order to maximize the link between the compensation earned under the Annual Performance Pay Plan and shareholder value creation and to focus executives' attention on a time frame longer than one year, only one-half of the bonus earned in the current year is paid in cash. The remaining one-half of the bonus is converted into Halliburton Common Stock equivalents and paid in cash in annual installments in each of the next two years, each installment based on the then value of one-half the stock equivalents.

  Officers of Halliburton and its business units and specific senior managers were eligible to participate in the Annual Performance Pay Plan during 1999. In 1999, consolidated CVA performance did not meet the target level established by the Compensation Committee and, accordingly, Mr. Cheney and the other executives named in the Summary Compensation Table earned no incentive award under the provisions of the Annual Performance Pay Plan. However, in accordance with the terms of Messrs. Bradford's and Vaughn's employment agreements, they are entitled to receive a payment equal to the greater of the amount earned under the Annual Performance Pay Plan or the average of the bonus amounts earned under Dresser's annual incentive plan for the 1997 and 1998 fiscal years ("Average Dresser Bonus"). Since no bonus was earned under the Annual Performance Pay Plan for 1999, Messrs. Bradford and Vaughn received a 1999 payment equal to their respective Average Dresser Bonuses. The amount of these bonuses are shown in the Summary Compensation Table.

Stock-Based Compensation

  The 1993 Plan provides for a variety of cash and stock-based awards, including stock options, stock appreciation rights, and restricted stock, among others. The Compensation Committee may, in its discretion, select from these types of awards to establish individual long-term incentive awards or to use as it deems appropriate in specific recruiting and hiring situations.

  Stock options were an important long-term incentive granted to executive officers in 1999. Stock options granted in 1999 are exercisable at the fair market value of Halliburton Common Stock on the date of grant and become exercisable during employment over a three-year period (one-third per year). Options, which have value only if the stock price appreciates following the date of grant, provide an excellent means for linking executives' interests directly to those of stockholders.

  In December 1999, the Compensation Committee reviewed comparative data on long-term incentive compensation. This information showed that there was a significant competitive shortfall between long-term incentives for Halliburton executives and those for comparable positions in both the general industry comparator group and peer companies. In light of the disparity, the Compensation Committee increased the number of option shares awarded to individual executives, including Mr. Cheney, to bring the awards more in line with competitive market conditions. In addition to its consideration of competitive factors, the Compensation Committee's determination of the number of option shares granted to executive officers was based on a subjective assessment of organizational roles and internal job relationships. An option for 300,000 shares was granted to Mr. Cheney in December 1999.

  In furtherance of the Compensation Committee's philosophy to tie shareholder value enhancement to compensation opportunities, it is a stated objective of the Compensation Committee to broaden the base of employee stock ownership throughout the company. Accordingly, during 1999, 5,162 stock option grants for a total of 5,571,684 shares were made. The Compensation Committee's intention is to continue this process with additional grants in the future in order to drive stock option grants deeper into the organization.

  The Compensation Committee continued to make selective use of restricted stock grants for retention and promotion recognition purposes.

  Proposed 1993 Plan Amendment. On February 17, 2000, the Board of Directors, upon recommendation of the Compensation Committee, adopted an amendment and restatement of the 1993 Plan. The amendment and restatement will become effective if approved by stockholders at the 2000 Annual Meeting. The proposed changes to the 1993 Plan are discussed on pages 29 - 35 of this proxy statement and the full text of the 1993 Plan as proposed to be amended is attached as Appendix B. The Compensation Committee believes that the 1993 Plan changes are necessary in order to continue to attract, retain and motivate eligible individuals through performance-related incentives.

Senior Executives' Deferred Compensation Plan

  Under the terms of the Senior Executives' Deferred Compensation Plan (the "SEDC Plan"), which is used for the purpose of providing supplemental retirement benefits to senior executives:

  . mandatory additions to a participant's account are made to offset contributions to which each would have been entitled under Halliburton's qualified defined contribution plans if not for the limitation on contributions imposed under the Internal Revenue Code (commonly known as ERISA Offset Benefits);

  . additions up to the amount of any remuneration which would otherwise exceed the deduction limit under Section 162(m) of the Internal Revenue Code may be allocated to a participant's account in lieu of the payment of the remuneration; and

  . discretionary additions, in amounts as the Compensation Committee may determine, are made to provide additional supplemental retirement benefits ("Supplemental Retirement Benefit").

Interest on active and retired participants' Supplemental Retirement Benefit accounts is accrued at the rate of five and ten percent per annum, respectively, while interest on the other two account balances accrues at the rate of ten percent per annum. No amounts may be received by a participant under the SEDC Plan prior to termination of the participant's employment.

  In making Supplemental Retirement Benefit contributions under the SEDC Plan, amounts are determined considering guidelines that include references to retirement benefits provided from other company programs, compensation, length of service with Halliburton and as an officer, and years of service to normal retirement. There is no specific weighting of these factors. The Compensation Committee authorized a 1999 Supplemental Retirement Benefit addition for Mr. Cheney of $500,000, the minimum amount specified in his employment agreement.

Policy Regarding Section 162(m) of the Internal Revenue Code

  Section 162(m) of the Internal Revenue Code and applicable regulations generally disallow a federal income tax deduction by a public company for compensation paid to the chief executive officer or any of the four other most highly compensated officers to the extent the compensation exceeds $1 million in any year. Specific performance-based compensation and compensation which is deferred is excluded from this calculation.

  Halliburton's policy is to utilize available tax deductions whenever appropriate. The Compensation Committee, when determining executive compensation programs, considers all relevant factors, including the tax deductions that may result from the compensation. Accordingly, Halliburton has attempted to preserve the federal tax deductibility of compensation in excess of $1 million a year to the extent doing so is consistent with the intended objectives of the Compensation Committee's executive compensation philosophy.

  The 1993 Plan was amended by the stockholders in 1996 to qualify stock options and stock appreciation rights granted under the plan as performance-based compensation under IRS rules. In February 2000, the Board adopted new terms for performance share awards to likewise qualify those awards as performance-based compensation. These new terms are part of the proposed 1993 Plan amendment being submitted for stockholder approval at this year's Annual Meeting and are described on page 33 of this proxy statement.

  The Compensation Committee believes that the best interests of Halliburton and its stockholders are served by the Committee's current executive compensation programs. These programs encourage and promote Halliburton's principal compensation objective, enhancement of shareholder value, and permit the Compensation Committee to exercise discretion in the design and implementation of compensation packages. Accordingly, Halliburton may from time to time pay compensation to its executive officers that may not be fully deductible. Because of the mandatory deferral provisions relating to payment of incentive compensation earned under the Annual Performance Pay Plan and the elective deferral by some executive officers of portions of their salary and incentive compensation, the loss of deductibility for 1999 is not expected to be significant. The Compensation Committee will continue to review Halliburton's executive compensation plans periodically to determine what changes, if any, should be made as the result of the limitation on deductibility.

                                          Respectfully submitted,

                                          THE COMPENSATION COMMITTEE OF
                                           DIRECTORS

                                          Robert L. Crandall*
                                          Charles J. DiBona*
                                          W. R. Howell
                                          Ray L. Hunt
                                          Delano E. Lewis*
                                          Jay A. Precourt*
                                          C. J. Silas

--------
* During 1999, Messrs. Crandall and Lewis served on the Compensation Committee from January 1, 1999 through May 17, 1999 and December 10, 1999, respectively. Messrs. DiBona and Precourt served on the Compensation Committee from May 18, 1999 through December 31, 1999.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

  The following graph compares the cumulative total stockholder return on our Common Stock for the five-year period ended December 31, 1999, with the Standard & Poor's 500 Stock Index and the Standard & Poor's Energy Composite Index over the same period. This comparison assumes the investment of $100 on December 31, 1994 and the reinvestment of all dividends. On January 23, 1996, Halliburton distributed to stockholders all of the outstanding common stock of Highlands Insurance Group, Inc. as a special dividend. The graph accounts for this distribution as though it were paid in cash and reinvested in our Common Stock. The stockholder return set forth on the chart below is not necessarily indicative of future performance.

                     Total Stockholders' Return--Five Years
 Assumes Investment of $100 on December 31, 1994 and Reinvestment of Dividends

                                    [GRAPH]
-------------------------------------------------------------------------------
-
                 12/31/94   12/31/95   12/31/96   12/31/97   12/31/98   12/31/99
                 --------   --------   --------   --------   --------   -------
-
-------------------------------------------------------------------------------
-
Halliburton           100     156.72     198.23     345.50     200.08     275.49
-------------------------------------------------------------------------------
-
S&P 500               100     137.58     169.16     225.60     290.08     351.11
-------------------------------------------------------------------------------
-
S&P Energy            100     130.77     164.47     206.00     207.11     246.45
-------------------------------------------------------------------------------
-



                                  12-31- 12-31-  12-31-  12-31-  12-31-  12-31-
                                    94     95      96      97      98      99
                                  ------ ------- ------- ------- ------- -------
  Halliburton Company............  $100  $156.72 $198.23 $345.50 $200.08 $275.49
  S&P 500........................  $100  $137.58 $169.16 $225.60 $290.08 $351.11
  S&P Energy Composite...........  $100  $130.77 $164.47 $206.00 $207.11 $246.45

                           SUMMARY COMPENSATION TABLE

                                      Annual Compensation             Long-Term Compensation
                               ---------------------------------- ------------------------------
                                                                         Awards         Payouts
                                                                  --------------------- --------
                                                                  Restricted Securities
                                                     Other Annual   Stock    Underlying   LTIP    All Other
   Name and Principal            Salary     Bonus    Compensation   Awards    Options   Payouts  Compensation
        Position          Year    ($)       ($)(1)      ($)(2)      ($)(3)      (#)      ($)(4)     ($)(5)
   ------------------     ---- ---------- ---------- ------------ ---------- ---------- -------- ------------
William E. Bradford ....  1999 $1,154,000 $1,235,375     --       $1,165,777        0   $231,097   $613,320
 Chairman of the Board    1998  1,001,000  1,672,708     --        1,886,086   72,804    231,097    436,057
 of the
 Company                  1997        N/A        N/A     N/A             N/A      N/A        N/A        N/A

Richard B. Cheney ......  1999  1,283,000          0     --                0  300,000        N/A    640,914
 Chief Executive Officer  1998  1,183,257  1,154,704     --        1,525,000  100,000        N/A    564,771
 of the
 Company                  1997  1,100,000  1,980,000     --                0  100,000        N/A    617,943

Lester L. Coleman ......  1999    450,000          0     --                0   45,000        N/A    130,489
 Executive Vice           1998    412,506    225,000     --          471,250   25,000        N/A    173,581
 President and
 General Counsel of the   1997    390,000    390,000     --                0   20,000        N/A    127,193
 Company

David J. Lesar .........  1999    823,000          0     --                0  260,100        N/A    349,265
 President and Chief      1998    693,255    534,955     --        1,525,000   65,000        N/A    308,524
 Operating
 Officer of the Company   1997    500,000    650,000     --        3,868,750   60,000        N/A    187,553

Gary V. Morris .........  1999    450,000          0     --                0   45,000        N/A    160,334
 Executive Vice           1998    337,500    225,000     --          471,250   25,000        N/A    137,919
 President and
 Chief Financial Officer  1997    291,670    291,670     --          802,500   20,000        N/A     89,305
 of the Company

Donald C. Vaughn .......  1999    741,000    800,500     --           81,588        0        N/A    135,397
 Vice Chairman of the     1998    614,417  1,085,000     --        1,668,155   18,037        N/A    173,569
 Company                  1997        N/A        N/A     N/A             N/A      N/A        N/A        N/A

--------
(1) In 1998, the Compensation Committee approved a special one-time bonus for selected officers and key employees, including Messrs. Cheney, Coleman, Lesar and Morris. Messrs. Bradford and Vaughn received the bonuses earned under the Dresser incentive compensation plan which were approved prior to the Dresser merger. No bonuses were earned under the Annual Performance Pay Plan in 1999. However, pursuant to Messrs. Bradford's and Vaughn's employment agreements, they received 1999 payments equal to the average of the bonuses they earned under Dresser's incentive compensation plan for Dresser's 1997 and 1998 fiscal years.
(2) The dollar value of perquisites and other personal benefits for each of the named executive officers was less than established reporting thresholds.
(3) In 1997, Mr. Lesar was awarded 100,000 shares with restrictions lapsing over a 10-year period and Mr. Morris was granted 20,000 shares with restrictions lapsing over a 10-year period. In 1998, Messrs. Bradford, Cheney and Vaughn were each awarded 50,000 shares with restrictions lapsing over 5 years; Mr. Lesar was granted 50,000 shares with restrictions lapsing over 10 years; Mr. Coleman was granted 15,000 shares with restrictions lapsing over 10 years and Mr. Morris was granted 15,000 shares with restrictions lapsing over 10 years. In addition, during 1998, Messrs. Bradford and Vaughn were issued 8,861 and 3,513 restricted shares, respectively, under restrictive incentive awards granted under Dresser's stock compensation plan. Restrictions on those shares lapsed on the effective date of the Dresser merger. During 1999, Messrs. Bradford and Vaughn were issued 28,477 and 1,993 restricted shares, respectively, under restrictive incentive awards granted under Dresser's stock compensation plan. Restrictions on those shares lapse three years from issue or upon retirement. The total number and value of restricted shares held by each of the above individuals as of December 31, 1999 were as follows:

                                                             Total    Aggregate
                                                           Restricted   Market
      Name                                                   Shares     Value
      ----                                                 ---------- ----------
      Mr. Bradford........................................   68,477   $2,756,199
      Mr. Cheney..........................................  140,000    5,635,000
      Mr. Coleman.........................................   24,500      986,125
      Mr. Lesar...........................................  165,000    6,641,250
      Mr. Morris..........................................   42,400    1,706,600
      Mr. Vaughn..........................................   41,993    1,690,218

  Dividends are paid on the restricted shares.

(4) Halliburton does not have a long-term incentive program. Mr. Bradford received long-term incentive payments in January 1998 and 1999 under Dresser's performance stock unit program.
(5) "All Other Compensation" includes the following accruals for or contributions to various plans for the fiscal year ending December 31, 1999: (i) 401(k) plan matching contributions for Mr. Bradford--$6,400, Mr. Cheney--$6,400, Mr. Coleman--$6,400, Mr. Lesar--$6,400, Mr. Morris--$6,400
    and Mr. Vaughn--$6,400; (ii) ERISA limitation accruals for Mr. Bradford-- $469,757, Mr. Cheney--$113,874, Mr. Coleman--$24,918, Mr. Lesar--$56,889,
    Mr. Morris--$26,607 and Mr. Vaughn--$19,800; (iii) supplemental retirement plan contributions for Mr. Cheney--$500,000, Mr. Coleman--$82,000, Mr. Lesar--$262,000 and Mr. Morris--$118,000; (iv) above-market earnings on ERISA limitation account for Mr. Bradford--$46,195, Mr. Cheney--$5,076, Mr. Coleman--$2,855, Mr. Lesar--$2,214, Mr. Morris--$938 and Mr. Vaughn-- $13,898; (v) above-market earnings on amounts deferred under elective deferral plans for Mr. Bradford--$28,882, Mr. Cheney--$15,564, Mr. Coleman--$14,316, Mr. Lesar--$21,762, Mr. Morris--$8,389 and Mr. Vaughn-- $9,480; and (vi) company contributions to executive life insurance premiums for Mr. Bradford--$62,086 and Mr. Vaughn--$14,920. Mr. Vaughn was credited with earnings of $70,899 on his accrued balance under an unfunded plan provided by a subsidiary in lieu of normal pension benefits.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                          Potential Realizable Value
                          Number of   % of Total                          at Assumed Annual Rates of
                         Securities    Options                             Stock Price Appreciation
  Individual Grants(1)   Underlying   Granted to  Exercise                    for Option Term(2)
  --------------------     Options   Employees in   Price     Expiration -----------------------------
          Name           Granted (#) Fiscal Year  ($/Share)      Date          5%            10%
          ----           ----------- ------------ ---------   ---------- -------------- --------------
William E. Bradford.....        -0-        --          --           --              --             --
Richard B. Cheney.......    300,000       5.38     $  39.5    12/2/2009  $    7,452,401 $   18,885,848
Lester L. Coleman.......     45,000        .81        39.5    12/2/2009       1,117,860      2,832,877
David J. Lesar..........    260,100       4.67        39.5    12/2/2009       6,461,232     16,374,030
Gary V. Morris..........     45,000        .81        39.5    12/2/2009       1,117,860      2,832,877
Donald C. Vaughn........        -0-        --          --           --              --             --
All Optionees...........  5,571,684     100.00     36.4594(3)       (3)     127,753,815    323,753,250
All Stockholders........        N/A        N/A         N/A          N/A  10,132,292,523 25,677,218,607(4)

--------
(1) All options granted under the 1993 Plan are granted at the fair market value of the Common Stock on the grant date and generally expire ten years from the grant date. During employment options vest over a three year period, with one-third of the shares becoming exercisable on each of the first, second and third anniversaries of the grant date.
(2) The assumed values result from the indicated rates of stock price appreciation. Values were calculated based on a 10-year exercise period for all grants. The actual value of the option grants is dependent on future performance of the Common Stock. There is no assurance that the values reflected in this table will be achieved. Halliburton did not use an alternative formula for a grant date valuation, as it is not aware of any formula that will determine with reasonable accuracy a present value based on future unknown or volatile factors.
(3) The exercise price shown is a weighted average of all options granted in 1999. Options expire on one or more of the following dates: January 6, 2009, January 11, 2009, February 27, 2009, March 1, 2009, March 23, 2009,
    April 26, 2009, June 4, 2009, June 15, 2009, June 24, 2009, July 14, 2009,
    August 2, 2009, August 18, 2009, August 26, 2009, September 1, 2009,
    September 7, 2009, September 8, 2009, September 29, 2009, October 21, 2009, November 19, 2009, December 1, 2009, December 2, 2009, December 6, 2009, December 13, 2009, or December 30, 2009.
(4) "All Stockholders" values are calculated using the weighted average exercise price for all options awarded in 1999, $36.4594, based on the outstanding shares of Common Stock on December 31, 1999.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                  Number of Securities
                                                 Underlying Unexercised
                                                 Options at Fiscal Year-    Value of Unexercised
                           Shares                          End             In-the-Money Options at
                          Acquired     Value            (Shares)             Fiscal Year-End ($)
                         on Exercise  Realized  ------------------------- -------------------------
          Name               (#)        ($)     Exercisable Unexercisable Exercisable Unexercisable
          ----           ----------- ---------- ----------- ------------- ----------- -------------
William E. Bradford.....   142,396   $2,517,928   414,611       24,268    $   656,235  $        0
Richard B. Cheney.......         0            0   860,000      400,000     12,476,663   1,033,337
Lester L. Coleman.......    10,000      259,063   157,667       68,333      2,313,913     235,837
David J. Lesar..........    20,000      555,751   233,669      323,433      2,691,385     720,488
Gary V. Morris..........         0            0    98,667       68,333      1,381,100     235,837
Donald C. Vaughn........     9,995      199,288   260,830        6,012      1,452,640           0

                                RETIREMENT PLANS

  Executives of Halliburton are participating or have participated in several defined benefit pension plans of the company. Mr. Cheney is covered by the Halliburton Retirement Plan (the "Floor Plan"). Messrs. Coleman, Lesar and Morris were covered by the Floor Plan but their participation was discontinued and all benefits distributed in 1997 and 1998 as discussed below. Messrs. Bradford and Vaughn are covered by the Dresser Supplemental Executive Retirement Plan which is a non-qualified plan and by specific frozen defined benefit plans that were sponsored by Dresser or its subsidiaries.

  The purpose of the Floor Plan was to provide a floor for retirement benefits provided under the Halliburton Profit Sharing and Savings Plan. Effective as of December 31, 1996, benefit accruals under the Floor Plan ceased for all employees except those that were age 55 or over ("Grandfathered Employees"). The portion of the Floor Plan attributable to employees other than Grandfathered Employees terminated effective February 28, 1997 and all accrued benefits payable to participants were distributed in 1998. Mr. Cheney was a Grandfathered Employee while Messrs. Coleman, Lesar and Morris were not.

  The Halliburton Profit Sharing Plan is intended to be the primary plan to provide retirement benefits to participating employees. Halliburton makes annual contributions to the Halliburton Profit Sharing Plan. The Plan provides a dollar of company matching contributions for every dollar of employee contributions up to a maximum of 4% of "Compensation". "Compensation" for this purpose was limited to $160,000 in 1999 by Internal Revenue Code Section 401(a)(17). In addition, each year Halliburton may make discretionary profit sharing contributions. These contributions may not exceed the maximum amount deductible under Section 404 of the Internal Revenue Code. It is not possible to estimate the amount of benefits payable at retirement under the Halliburton Profit Sharing Plan because of some or all of the following:

  . profit sharing amounts contributed in the future are discretionary and will be contingent on future profits;

  .  earnings on trust fund assets will vary;

  .  trust fund assets may appreciate or depreciate in value;

  .  the compensation of the individual may vary;

  .  age at date of retirement may vary; and

  .  the Plan may be changed or discontinued.

  The Floor Plan is a qualified defined benefit pension plan established as of January 1, 1991 as a floor plan integrated with the Halliburton Profit Sharing Plan to provide an adequate level of retirement benefits for employees. Prior to January 1, 1997, the terms of the Floor Plan provided for a monthly pension payment equal to the following amount: (i) 1 1/3% of an employee's average monthly base compensation, computed over the highest three calendar year period, multiplied by the employee's years of accrual service after January 1, 1990; minus (ii) a pension which is the actuarial equivalent of the participant's eligible profit sharing accounts, excluding any employer and employee contributions under the employee matched savings portion of the program, accumulated since January 1, 1990 under the Halliburton Profit Sharing Plan. The offset for the Halliburton Profit Sharing Plan was based upon the 1984 Unisex Pension Mortality Table and an 8 1/2% interest assumption. As a result of the termination of the Floor Plan for employees other than Grandfathered Employees, the employees received a distribution of the Floor Plan benefit, if any, in 1998. The Floor Plan will continue for Grandfathered Employees under the same formula as in effect prior to 1997 except that a Grandfathered Employee's Floor Plan benefit will never be less than the value of the benefit determined as of January 1, 1997 increased with interest. The value of the grandfathered Floor Plan benefits calculated as of December 31, 1999 for Mr. Cheney is $0. The benefits for Mr. Cheney have been computed on the assumptions that:

  .  payments will be paid in the form of a life annuity;

  .  employment will continue until normal retirement at age 65;

  .  levels of creditable compensation will remain constant; and

  . offsetable defined contribution allocations will average 7% of pay per year or more.

  For Messrs. Bradford and Vaughn the estimated total annual retirement benefits payable under defined pension plans are set forth below:

Pension Plan Table

                                       Years of Service
              ------------------------------------------------------------------
Remuneration     5        10       15       20        25        30        35
------------  -------- -------- -------- --------- --------- --------- ---------
 $1,000,000   $100,000 $200,000 $300,000 $ 400,000 $ 500,000 $ 600,000 $ 600,000
  1,150,000    115,000  230,000  345,000   460,000   575,000   690,000   690,000
  1,300,000    130,000  260,000  390,000   520,000   650,000   780,000   780,000
  1,450,000    145,000  290,000  435,000   580,000   725,000   870,000   870,000
  1,600,000    160,000  320,000  480,000   640,000   800,000   960,000   960,000
  1,800,000    180,000  360,000  540,000   720,000   900,000 1,080,000 1,080,000
  2,000,000    200,000  400,000  600,000   800,000 1,000,000 1,200,000 1,200,000
  2,200,000    220,000  440,000  660,000   880,000 1,100,000 1,320,000 1,320,000
  2,400,000    240,000  480,000  720,000   960,000 1,200,000 1,440,000 1,440,000
  2,600,000    260,000  520,000  780,000 1,040,000 1,300,000 1,560,000 1,560,000
  2,800,000    280,000  560,000  840,000 1,120,000 1,400,000 1,680,000 1,680,000
  3,000,000    300,000  600,000  900,000 1,200,000 1,500,000 1,800,000 1,800,000
  3,200,000    320,000  640,000  960,000 1,280,000 1,600,000 1,920,000 1,920,000

  The gross amounts represented above include sums accrued under Halliburton's qualified and non-qualified defined benefit plans. Amounts credited to qualified and non-qualified defined contribution plans, however, will be paid from those plans and thus represent deductions to the above gross amounts. Likewise, "pension benefit equivalents" credited under the deferred compensation plan also represent deductions. The benefit payable to Mr. Bradford is subject to a special minimum calculation but, at this time, it is not anticipated that the minimum will apply.

  The compensation used to determine pension benefits for Messrs. Bradford and Vaughn is within 10% of the amounts shown in the salary and bonus columns of the Summary Compensation Table. Years of credited service as of December 31, 1999 used in determining benefits for these individuals are as follows: Mr. Bradford, 36.42 years and Mr. Vaughn, 4.12 years. Benefits are computed as straight-life annuity amounts that may be paid in various forms.

  In addition to the benefits described above for Mr. Vaughn, he is due an additional $84,792 per year at age 65 from the defined benefit pension plan of a Halliburton subsidiary. This plan benefit is substantially frozen and does not reflect future pay or service. The benefit is stated as a straight-life annuity, but various other optional forms are available.

             EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND
                         CHANGE-IN-CONTROL ARRANGEMENTS

Employment Contracts

  Mr. Cheney. Mr. Cheney's employment agreement with Halliburton provides for his employment as Chairman of the Board and Chief Executive Officer until September 30, 2003. Under the agreement, Mr. Cheney's cash compensation was specified for two periods. The first is for the period from August 10, 1995, the effective date of the agreement, to December 31, 1995. The second is for the period beginning on January 1, 1996 and ending September 30, 2003. During the first period, Mr. Cheney received a salary, in the aggregate, of $250,000; a bonus of $150,000, in lieu of participation in Halliburton's Annual Performance Pay Plan; and a Supplemental Retirement Benefit contribution of $125,000 under the SEDC Plan. During the second period, Mr. Cheney will receive an annual salary of not less than $1,000,000; will participate in the Annual Performance Pay Plan beginning with the 1996 plan year; and will receive a Supplemental Retirement

Benefit contribution under the SEDC Plan of at least $500,000 annually. Also, pursuant to the terms of the agreement, on August 10, 1995 Mr. Cheney was granted a non-qualified stock option to purchase up to 400,000 shares of Halliburton's Common Stock at $21.00 per share (the fair market value on such date). Effective October 1, 1995 he was awarded 200,000 shares of Common Stock subject to restrictions. (The share amounts and exercise price have been adjusted to reflect the 2-for-1 stock split in 1997.) Both the stock option grant and the restricted stock award were made under the 1993 Plan. The employment agreement also provided for Halliburton to reimburse Mr. Cheney for expenses associated with his relocation to Dallas.

  His employment agreement provides for specific payments in the event of Mr. Cheney's termination for any reason other than his voluntary termination (as defined in the agreement), death, disability or his termination by Halliburton for cause. Under these circumstances, Halliburton is obligated to pay Mr. Cheney a severance payment consisting of a lump sum cash payment equal to the value of any restricted shares that were granted pursuant to the terms of the agreement and are forfeited because of the termination of his employment plus the lesser of:

  . 150 percent of the base salary that he would have received between the date of the termination of employment and the end of the term of the agreement; or

  .  $3 million.

Mr. Cheney's continuing obligations to Halliburton after termination, including non-competition obligations, are consideration for any severance payment that may be made under his employment agreement.

  Mr. Lesar. Mr. Lesar entered into an employment agreement with Halliburton as of August 1, 1995 providing for his employment as Executive Vice President and Chief Financial Officer of Halliburton. The agreement also provides that, while Mr. Lesar is employed by Halliburton, management will recommend to the Compensation Committee:

  .  annual supplemental retirement benefit allocations under the SEDC Plan;
     and

  .  annual grants of stock options under the 1993 Plan.

These recommendations are to be consistent with the criteria utilized by the Compensation Committee for similarly situated executives.

  Under the terms of his employment agreement, in the event Mr. Lesar is involuntarily terminated by Halliburton for any reason other than termination for cause (as defined in the agreement), Halliburton is obligated to pay Mr. Lesar a severance payment equal to:

  . the value of any restricted shares granted under the 1993 Plan and that are forfeited because of termination; and

  .  five times his annual base salary.

  Messrs. Coleman and Morris. Messrs. Coleman and Morris entered into employment agreements with Halliburton effective September 29, 1998, providing for their employment as Executive Vice President and General Counsel and Executive Vice President and Chief Financial Officer, respectively. Each executive's employment agreement further provides that he will receive an annual base salary of not less than $450,000 and will participate in Halliburton's Annual Performance Pay Plan. Also, each executive was granted an award under the 1993 Plan of 15,000 shares of Common Stock subject to restrictions.

  Under the terms of the employment agreements, in the event of either executive's termination for any reason other than voluntary termination (as defined in the agreement), death, permanent disability, retirement (either at or after age 65 or voluntarily prior to such age), or termination by Halliburton for cause (as defined in the agreement), Halliburton is obligated to pay the executive a severance payment consisting of a lump sum cash payment equal to:

  . the value of any restricted shares that were forfeited because of the termination;

  .  two years' base salary;

  .  any unpaid bonus earned in prior years; and

  . any bonus payable for the year in which his employment is terminated determined as if he had remained employed for the full year.

  Messrs. Bradford and Vaughn. Pursuant to the Agreement and Plan of Merger, dated as of February 25, 1998 relating to the Dresser merger, Halliburton entered into employment contracts with Messrs. Bradford and Vaughn which became effective upon the effective date of the merger. Mr. Bradford became Chairman of Halliburton's Board of Directors and Mr. Vaughn became Vice Chairman of Halliburton. Each of Messrs. Bradford and Vaughn were also appointed to serve on Halliburton's Executive Committee along with Messrs. Cheney and Lesar.

  The employment agreements provide that Mr. Bradford will serve as Chairman of the Board and that Mr. Vaughn will serve as Vice Chairman of Halliburton. The employment agreements further provide for:

  . terms that commence at the effective date of the Dresser merger and end, in the case of Mr. Bradford, on January 31, 2000 and, in the case of Mr. Vaughn, on March 31, 2001;

  . base salaries of $925,000 and $600,000 for Messrs. Bradford and Vaughn, respectively;

  . payment to each of the bonus earned by him under the Dresser 1998 Executive Incentive Compensation Plan for the fiscal year ending October 31, 1998, as well as a bonus calculated in the same manner as provided in the plan for the two months ended December 31, 1998;

  . participation by each in the Halliburton Annual Performance Pay Plan commencing on January 1, 1999, subject to a minimum payment equal to the average annual amount earned during fiscal years 1997 and 1998 under Dresser's incentive compensation plan;

  .  participation by each in the 1993 Plan;

  . continued participation by each in Dresser's Supplemental Executive Retirement Plan (which was adopted by Halliburton); and

  . participation by each in those other employee benefit plans made generally available to Halliburton's executive employees.

In addition, Halliburton has in the employment agreements affirmed its obligations under the Dresser merger agreement with respect to the Dresser employee benefit plans. As a consequence, Halliburton assumed the stock options held by Messrs. Bradford and Vaughn and it honored the participation by each in the Dresser Deferred Compensation Plan, the Dresser Performance Stock Unit Program, the Dresser Executive Life Insurance Program, the Dresser Supplemental Executive Retirement Plan, the Dresser Retirement Plan (in the case of Mr. Bradford) and the M. W. Kellogg retirement plans (in the case of Mr. Vaughn) and the Dresser Retiree Medical Benefit Plan. Under the employment agreements, each executive will continue to receive all compensation and benefits set out above through the end of the employment term if his employment is terminated for a reason other than death, a "voluntary termination" or for "cause" (as these terms are defined in the agreements). If the executive's employment is terminated through death, "voluntary termination" or "cause", however, he will be entitled to receive only:

  .  his base salary pro rated through the date of termination;

  . any individual bonuses and individual incentive compensation payable for prior years (but not for the year of the termination); and

  . any benefits payable pursuant to the terms of Dresser's and Halliburton's employee benefit plans (including any stock, stock option, incentive compensation and deferred compensation plans).

Each executive is obligated under the employment agreement to refrain from competing with Halliburton for one year after termination of employment. Halliburton also entered into an Indemnification Agreement with Mr. Bradford indemnifying him against liability incurred in his capacity as a Director and officer of Halliburton to the extent permitted by Delaware law.

Arrangements Relating to Executive Officer Retirements

  In connection with Mr. Bradford's retirement, his employment agreement was supplemented and amended as of December 2, 1999, to:

  . extend the term of the agreement to February 29, 2000, at which time he would retire as a Halliburton employee;

  . provide for his resignation as Chairman of the Board, as a member of the Board of Directors and from all other positions with Halliburton or its affiliates on January 31, 2000; and

  . provide him with office space and part-time secretarial support for a five-year period.

Also, as a result of Mr. Bradford's retirement, restrictions lapsed on 68,477 shares of Common Stock. The fair market value of the shares on February 29, 2000 was $2,614,965.

Change-In-Control Arrangements

  Pursuant to the 1993 Plan, in the event of a change-in-control:

  A. The Compensation Committee, acting in its sole discretion, will act to effect one or more of the following alternatives for outstanding stock options:

  .  accelerate the time at which options may be exercised;

  . cancel the options and pay the optionees the excess of the per share value offered to stockholders in the change-in-control transaction over the exercise price(s) of the shares subject to options;

  . make adjustments to the options as deemed appropriate to reflect the change-in-control; or

  . convert the options to rights to purchase a proportionate amount of shares of stock or other securities or property paid to stockholders in the change-in-control transaction.

  B. The Compensation Committee may provide for full vesting of all shares of outstanding restricted stock and termination of all restrictions applicable to the restricted stock.

  Pursuant to the Career Executive Incentive Stock Plan, the Compensation Committee may, in the event of a tender offer for all or a part of Halliburton's Common Stock, accelerate the lapse of restrictions on any or all shares on which restrictions have not previously lapsed.

  Under the Annual Performance Pay Plan, in the event of a change-in-control, a participant will be entitled to an immediate cash payment. The payment will be equal to the maximum amount a participant would have been entitled to for the year prorated through the date of the change-in-control. All deferred amounts earned in prior years shall be paid in cash immediately.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  Dresser has outstanding approximately $6.1 million in letters of credit under a bank facility that was established in connection with some insurance relationships of NL Industries, Inc., of which Mr. Martin is a director and executive officer. NL is obligated to indemnify Dresser for any losses or expenses in respect of these letters of credit.

       DIRECTORS' COMPENSATION, RESTRICTED STOCK PLAN AND RETIREMENT PLAN

  Directors' Fees and Deferred Compensation Plan

  All non-employee Directors receive an annual fee of $30,000 and an attendance fee of $2,000 for each meeting of the Board of Directors. The Directors also receive an attendance fee of $2,000 per meeting for

Committee service. The Chairmen of the Audit; Compensation; Nominating and Corporate Governance; Health, Safety and Environment; and Management Oversight Committees each receive an additional $2,000 annually. Under the Directors' Deferred Compensation Plan, Directors are permitted to defer their fees, or a portion of their fees, until after they cease to be a Director. A participant may elect, on a prospective basis, to have his or her deferred compensation account either credited quarterly with interest at the prime rate of Citibank, N.A. or translated on a quarterly basis into Common Stock equivalents. Distribution will be made in cash either in a lump sum or in annual installments over a 5- or 10-year period, as determined by the committee appointed to administer the Plan in its discretion. Ms. Armstrong and Messrs. Crandall, DiBona, Eagleburger, Hunt, Precourt and Stegemeier have elected to participate in the Plan.

  Directors' Restricted Stock Plan

  Pursuant to the terms of the Restricted Stock Plan for Non-Employee Directors, which was approved by the stockholders at the 1993 Annual Meeting, each non-employee Director receives an annual award of 400 restricted shares of Common Stock as a part of his or her compensation. The awards are in addition to the Directors' annual retainer and attendance fees and to amounts that would be payable under the Directors' Retirement Plan, described below. Shares awarded under the Non-Employee Directors' Restricted Stock Plan may not be sold, assigned, pledged or otherwise transferred or encumbered until the restrictions are removed. Restrictions will be removed following termination of Board service under specified circumstances, which include, among others, death or disability, retirement under the Director mandatory retirement policy, or early retirement after at least four years of service. During the restriction period, Directors have the right to vote, and to receive dividends on, the restricted shares. Any shares that under the plan's provisions remain restricted following termination of service will be forfeited.

  Directors' Retirement Plan

  Under the terms of the Retirement Plan for Directors of Halliburton, a non-employee Director participant receives an annual benefit upon the benefit commencement date (the later of a participant's termination date or attainment of age 65). The benefit will be equal to the last annual retainer for the participant for a period of years equal to the participant's years of service on his or her termination date. The minimum benefit payment period for each participant is 5 years. Non-employee Directors become participants in the Directors' Retirement Plan upon the completion of three years of service, as defined in the plan. Upon the death of a participant, benefit payments will be made to the surviving spouse, if any, over the remainder of the retirement benefit payment period. Years of service for each Director participant under the Plan are: Ms. Armstrong--23, Lord Clitheroe-- 13, Mr. Crandall--15, Mr. Howell--9, Mr. Lewis--4, Mr. Silas--7 and Mr. Stegemeier--6. Assets are transferred to State Street Bank and Trust Company, as Trustee, to be held pursuant to the terms of an irrevocable grantor trust to aid Halliburton in meeting its obligations under the Directors' Retirement Plan. The corpus and income of the trust are treated as assets and income of Halliburton for federal income tax purposes and are subject to the claims of general creditors of Halliburton to the extent provided in the Plan.

            SECTION 16 (a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  The rules promulgated under Section 16(a) of the Securities Exchange Act of 1934, as amended, require Halliburton's officers and Directors, and persons who own more than 10 percent of a registered class of Halliburton's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange and to furnish Halliburton with copies. Halliburton failed to inform Mr. Cheney of the conversion to cash of 8,350 and 10,930 stock equivalent units awarded under the Halliburton Company Annual Performance Pay Plan. As a result of this failure, Mr. Cheney inadvertently failed to report the conversions on a timely basis.

             PROPOSAL FOR RATIFICATION OF THE SELECTION OF AUDITORS

                                    (Item 2)

  Arthur Andersen LLP has examined Halliburton's financial statements since 1946. A resolution will be presented at the Annual Meeting to ratify the appointment by the Board of Directors of that firm as independent accountants to examine the financial statements and the books and records of Halliburton for the year ending December 31, 2000. The appointment was made upon the recommendation of the Audit Committee. Arthur Andersen LLP has advised that neither the firm nor any member of the firm have any direct financial interest or any material indirect interest in Halliburton. Also, during at least the past three years, neither the firm nor any member of the firm has had any connection with Halliburton in the capacity of promoter, underwriter, voting trustee, Director, officer or employee.

  Representatives of Arthur Andersen are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions from stockholders.

  The affirmative vote of the holders of a majority of the shares of Halliburton's Common Stock represented at the Annual Meeting and entitled to vote on the matter is needed to approve the proposal.

  If the stockholders do not ratify the selection of Arthur Andersen LLP, the Board of Directors will reconsider the selection of independent accountants.

  The Board of Directors recommends a vote FOR ratification of the appointment of Arthur Andersen LLP as independent accountants to examine the financial statements and books and records of Halliburton for the year 2000.

                       PROPOSAL TO AMEND AND RESTATE THE
                    1993 STOCK AND LONG-TERM INCENTIVE PLAN

                                    (Item 3)

Introduction

  On February 18, 1993, the Board of Directors adopted the Halliburton Company 1993 Stock and Long-Term Incentive Plan that was subsequently approved by the stockholders on May 18, 1993. A total of 11,000,000 shares of Halliburton's Common Stock, par value $2.50 per share, were initially authorized for issuance under the 1993 Plan, of which no more than 3,200,000 could be issued in the form of restricted stock awards. (All share amounts in this Introduction section have been adjusted, where applicable, to reflect the 2-for-1 stock split distributed on July 21, 1997.)

  In early 1997, there were only about 440,000 shares remaining available for issuance under the Plan. The Board of Directors determined that it was in the best interests of Halliburton and the stockholders to authorize additional shares for issuance under the 1993 Plan so that an adequate number of shares would be available for Plan purposes. Accordingly, on February 20, 1997, the Board of Directors adopted an amendment and restatement to the 1993 Plan, which was approved by the stockholders on May 20, 1997. The amendment provided for an increase in the total number of shares issuable under the Plan from 11,000,000 to 27,000,000 shares, of which no more than 4,000,000 (increased from 3,200,000) could be issued in the form of restricted stock awards. Additionally, the amendment limited to 4,000,000 the number of shares that could be issued pursuant to performance share awards and limited the terms of stock options and stock appreciation rights to ten years.

Proposed Plan Amendment and Restatement

  Broad-Based Awards. It is a stated objective of the Compensation Committee to broaden the base of employee stock ownership throughout the company. In furtherance of this objective, 628 stock option grants totaling 1,987,365 shares were made in 1998, and 5,162 stock option grants totaling 5,571,684 shares were made in 1999. As of March 20, 2000, only 6,520,857 shares were available for issuance under the 1993 Plan. It is the Compensation Committee's intention to continue to drive stock options deeper into the organization by making additional grants in the future. In order to accomplish this goal, authorization of additional shares for issuance under the 1993 Plan will be required.

  In addition, the Compensation Committee recommended to the Board of Directors that the eligibility provisions of the 1993 Plan be expanded to permit awards under the Plan to a broader group of employees and to non-employee Directors. Broadening the base of employees eligible to participate in the 1993 Plan is consistent with the Compensation Committee's objective discussed above. Further, allowing non-employee Directors to be granted awards under the 1993 Plan will enhance Halliburton's ability to attract and retain highly qualified Directors. Halliburton is currently in the minority of its peer companies in not awarding stock options to its Directors.

  Section 162(m) Compliance. As discussed in the Report on Executive Compensation on page 18, the 1993 Plan was amended by stockholders in 1996 to qualify stock options and stock appreciation rights as performance-based compensation under Section 162(m) of the Internal Revenue Code. This was done by establishing a limit of 500,000 on the total number of shares that could be awarded under stock options and SARs to an individual during a calendar year. The proposed amendment would expand the award limitation to apply to performance share awards, as well as to stock option and SAR grants, made to an individual under the Plan in any one year. The maximum limit of 500,000 shares is unchanged. In addition, the 1993 Plan amendment contains performance criteria for future performance share awards to qualify those awards made to executives subject to Section 162(m) as performance-based compensation. Those criteria are set forth in the Performance Share Award section of the 1993 Plan summary on page 33 of this proxy statement.

  Repricing Prohibited. Even though the current provisions of the 1993 Plan do not explicitly prohibit repricing, the Compensation Committee has never adjusted or amended the exercise price of stock options or SARs. The Compensation Committee believes that the 1993 Plan should contain an express provision prohibiting the repricing or the cancellation and reissuance of stock options and SARs. Accordingly, the proposed amendment and restatement includes a repricing prohibition.

  Plan Amendments Requiring Stockholder Approval. Finally, the Compensation Committee recommended to the Board that the 1993 Plan be amended to require stockholder approval of any Plan amendments that would:

  .  increase the total number of shares which may be issued;

  .  change the class of eligible participants;

  .  change the maximum individual award limits under the Plan;

  .  change the minimum exercise price or maximum award term;

  .  permit the repricing or the cancellation and reissuance of options; or

  .  extend the duration of the Plan.

  Summary of Plan Amendments. Accordingly, on February 17, 2000, the Board of Directors adopted an amendment and restatement to the 1993 Plan, subject to stockholder approval. The amendment would:

  . provide for an increase of 22,000,000 in the total number of shares that may be issued under the Plan to 49,000,000 shares;

  . combine the limit on the number of shares that may be issued in the form of restricted stock or pursuant to performance share awards (currently, there are separate limits for restricted stock and for performance share awards of 4,000,000 each) and increase the combined limit from 8,000,000 to 16,000,000 shares;

  . modify the eligibility provisions to permit a broader group of Halliburton employees and the non-employee Directors to be eligible to participate;

  . expand the 500,000 share annual limit on awards to a participant to include awards of performance shares, in addition to stock option and SAR grants;

  .  specify performance criteria for performance share awards;

  .  prohibit repricing of options and SARs; and

  .  require stockholder approval of the Plan amendments listed above.

  The full text of the 1993 Plan, as proposed to be amended and restated, is attached as Appendix B to this proxy statement. The summary of the proposed amendment and restatement of the 1993 Plan is set forth below. The summary is qualified by reference to the full text of the Plan. None of the additional shares that, upon stockholder approval, will be subject to the 1993 Plan has previously been granted pursuant to any stock award or subjected to any option.

                                 THE 1993 PLAN

Types of Awards

  The 1993 Plan provides for the grant of any or all of the following types of awards:

  . stock options, including Incentive Stock Options and non-qualified stock options;

  .  stock appreciation rights, in tandem with stock options or freestanding;

  .  restricted stock;

  .  performance share awards; and

  .  stock value equivalent awards.

  Any stock option granted in the form of an Incentive Stock Option must satisfy the requirements of Section 422 of the Internal Revenue Code. Awards may be made to the same person on more than one occasion and may be granted singly, in combination, or in tandem as determined by the Committee. To date only awards of non-qualified stock options and restricted stock have been made under the Plan.

Term

  The 1993 Plan became effective as of February 18, 1993 and will terminate on February 18, 2003, unless earlier terminated by the Board of Directors. Termination of the 1993 Plan will not affect awards made prior to termination, but awards will not be made after termination.

Administration

  The Board of Directors has appointed the Compensation Committee of Directors to administer the 1993 Plan. The Compensation Committee is appointed by, and serves at the pleasure of, the Board of Directors of Halliburton. Only those Directors who are both "non-employee directors" for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and "outside directors" for purposes of the regulations promulgated under Section 162(m) of the Internal Revenue Code, will act as Compensation Committee members. Subject to the terms of the 1993 Plan, and to any approvals and other authority as the Board of Directors may reserve to itself from time to time, the Compensation Committee, consistent with the terms of the 1993 Plan, will have authority to:

  .  select the individuals to receive awards;

  . determine the timing, form, amount or value and term of grants and awards, and the conditions and restrictions, if any, subject to which grants and awards will be made and become payable under the 1993 Plan;

  . construe the 1993 Plan and to prescribe rules and regulations for the administration of the 1993 Plan; and

  . make any other determinations authorized under the 1993 Plan as the Compensation Committee deems necessary or appropriate.

Eligibility

  If the amendment is approved by the stockholders, a broader group of employees of Halliburton and its affiliates will be eligible to participate in the Plan. The selection of participants from eligible employees is within the discretion of the Compensation Committee. In addition, if approved by stockholders, non-employee Directors will be eligible to participate in the Plan. Currently there are approximately 4,400 active participants in the 1993 Plan.

Shares Subject to the Plan

  If the proposed amendment is approved by stockholders, an additional 22,000,000 shares of Common Stock will be reserved for issuance under the 1993 Plan. The 1993 Plan, as proposed to be amended, also provides that, of the total number of shares issuable thereunder (49,000,000), no more than 16,000,000 shares may be issued in the form of restricted stock or pursuant to performance share awards. To date, 2,804,772 shares have been issued in the form of restricted stock and no shares have been issued pursuant to performance share awards. This leaves a total of 13,195,228 shares available for issuance for future restricted stock and performance share awards. In addition, if approved by the stockholders, the 500,000 share limit on the total number of shares which may be awarded to a participant in any calendar year will be expanded to include performance share awards, in addition to stock options and SARs. The Plan amendment would also prohibit the repricing or the cancellation and reissuance of stock options or SARs.

Stock Options

  Under the 1993 Plan, the Compensation Committee may grant awards in the form of stock options to purchase shares of Common Stock. The Compensation Committee will determine the number of shares subject to the option, the manner and time of the option's exercise, and the exercise price per share of stock subject to the option. The term of an option may not exceed ten years. No consideration is received by Halliburton for granting stock options. The exercise price of a stock option will not be less than the fair market value of the Common Stock on the date the option is granted. The Compensation Committee will designate each option as a non-qualified or an Incentive Stock Option. Information about stock options granted in 1999 may be found on page 21.

  The option exercise price may, at the discretion of the Compensation Committee, be paid by a participant in cash, shares of Common Stock or a combination of cash and Common Stock. Except as set forth below with regard to specific corporate changes, no option will be exercisable within six months of the date of grant.

  The effect of an optionee's death, disability, retirement or other termination of service will be specified in the option agreement that evidences each option grant.

Stock Appreciation Rights

  The 1993 Plan also authorizes the Compensation Committee to grant stock appreciation rights either independent of, or in connection with, a stock option. The exercise price of a SAR will not be less than the fair market value of the Common Stock on the date the SAR is granted. If granted with a stock option, exercise of SARs will result in the surrender of the right to purchase the shares under the option as to which the SARs were exercised. Upon exercising a SAR, the holder receives for each share for which the SAR is exercised, an amount equal to the difference between the exercise price and the fair market value of the Common Stock on the date of exercise. Payment of that amount may be made in shares of Common Stock, cash, or a combination of cash and Common Stock, as determined by the Compensation Committee. The SARs will not be exercisable within six months of the date of grant. The term of a SAR grant may not exceed ten years. No consideration is received by Halliburton for granting SARs.

  Each grant of a SAR will be evidenced by an agreement that specifies the terms and conditions of the award, including the effect of death, disability, retirement or other termination of service on the exercisability of the SAR.

Restricted Stock

  The 1993 Plan provides that shares of Common Stock subject to specific restrictions may be awarded to eligible individuals as determined by the Compensation Committee. These awards are subject to the 16,000,000 share limit on the total number of shares that may be issued in the form of restricted stock or pursuant to performance share awards. The Compensation Committee will determine the nature and extent of the restrictions on the shares, the duration of the restrictions, and any circumstance under which restricted shares will be forfeited. With a limited exception, the restriction period may not be less than three years from the date of grant. During the period of restriction, recipients will have the right to receive dividends and the right to vote the shares. The Compensation Committee will determine the effect of a restricted stock recipient's death, disability, retirement or other termination of service prior to the lapse of any applicable restrictions.

Performance Share Awards

  The 1993 Plan permits the Compensation Committee to grant performance share awards to eligible individuals. Performance share awards are awards that are contingent on the achievement of one or more performance measures. These awards are subject to the 16,000,000 share limit on the total number of shares that may be issued in the form of restricted stock or pursuant to performance share awards.

  The performance criteria that may be used by the Compensation Committee in granting performance share awards consist of objective tests based on the following:

      .earnings                   .cash value added performance
      .cash flow                  .shareholder return and/or value
      .customer satisfaction      .operating profits (including EBITDA)
      .revenues                   .net profits
      .financial return ratios    .earnings per share
      .profit return and margins  .stock price
      .market share               .cost reduction goals
      .working capital            .debt to capital ratio

  The Compensation Committee may select one criterion or multiple criteria for measuring performance. The measurement may be based on corporate, subsidiary or business unit performance, or based on comparative performance with other companies or other external measure of selected performance criteria. The Compensation Committee will also determine the length of time over which performance will be measured and the effect of an awardee's death, disability, retirement or other termination of service during the performance period.

Stock Value Equivalent Awards

  The 1993 Plan permits the Compensation Committee to grant stock value equivalent awards to eligible individuals. Stock value equivalent awards are rights to receive the fair market value of a specified number of shares of Common Stock, or the appreciation in the fair market value of the shares, over a specified period of time, pursuant to a vesting schedule, all as determined by the Compensation Committee. Payment of the vested portion of a stock value equivalent award shall be made in cash, based on the fair market value of the Common Stock on the payment date. The Compensation Committee will also determine the effect of an awardee's death, disability, retirement or other termination of service during the applicable period.

Amendment

  The 1993 Plan, as proposed to be amended, provides that the Board of Directors may at any time terminate or amend the Plan. However, the Board may not, without approval of the stockholders, amend the 1993 Plan to:

  . increase the total number of shares of Common Stock which may be issued (except for adjustments in the number of shares permitted for stock splits, stock dividends, mergers, reorganizations or recapitalizations);

  .  change the class of eligible participants;

  .  change the maximum annual individual award limits under the Plan;

  .  change the minimum option price or the maximum term of an award;

  . permit the repricing or the cancellation and reissuance of options and SARs; or

  .  extend the duration of the Plan beyond February 18, 2003.

No amendment or termination of the 1993 Plan shall, without the consent of the optionee or participant, alter or impair rights under any options or other awards previously granted.

Change-in-Control

  In order to maintain all of the participants' rights in the event of a change-in-control as defined in the 1993 Plan, the Compensation Committee shall, acting in its sole discretion, take one or more of the following actions regarding outstanding stock options or SARs:

  .  provide for acceleration of any time periods relating to exercise;

  . require the surrender and cancellation of the award in exchange for a cash payment equal to the amount which could have been attained had the award currently been exercisable or payable;

  . make an adjustment to any outstanding award as the Compensation Committee deems appropriate to reflect the change-in-control; and

  . in the case of stock options only, provide that an optionee shall be entitled to purchase, in lieu of the number of shares of Common Stock for which the option is then exercisable, the number and type of securities or other property to which the optionee would have been entitled pursuant to the change-in-control had the optionee immediately prior to the change-in-control been the holder of the number of shares of Common Stock covered by the option.

  In the event of a change-in-control, the Compensation Committee may in its discretion provide for full vesting and termination of restrictions on restricted stock and for full vesting and payment of performance share awards or stock value equivalent awards.

Federal Income Tax Treatment

  The following summarizes the current U.S. federal income tax consequences generally arising for awards under the 1993 Plan.

  A participant who is granted an Incentive Stock Option does not realize any taxable income at the time of the grant or at the time of exercise, but in some circumstances may be subject to an alternative minimum tax as a result of the exercise. Similarly, Halliburton is not entitled to any deduction at the time of grant or at the time of exercise. If the participant makes no disposition of the shares acquired pursuant to an Incentive Stock Option before the later of two years from the date of grant and one year from the date of exercise, any gain or loss realized on a subsequent disposition of the shares will be treated as a long-term capital gain or loss. Under these circumstances, Halliburton will not be entitled to any deduction for federal income tax purposes. If the participant fails to hold the shares for that period, the disposal is treated as a disqualifying disposition. The gain on the disposition is ordinary income to the participant to the extent of the difference between the option price and the fair market value on the exercise date. Any excess is long-term or short-term capital gain, depending on the holding period. Under these circumstances, Halliburton will be entitled to a tax deduction equal to the ordinary income amount the participant recognizes in a disqualifying disposition.

  A participant who is granted a non-qualified stock option does not have taxable income at the time of grant, but does have taxable income at the time of exercise. The income equals the difference between the exercise price of the shares and the market value of the shares on the date of exercise. Halliburton is entitled to a corresponding tax deduction for the same amount.

  The grant of a SAR will produce no U.S. federal tax consequences for the participant or Halliburton. The exercise of an SAR results in taxable income to the participant, equal to the difference between the exercise price of the shares and the market price of the shares on the date of exercise, and a corresponding tax deduction to Halliburton.

  A participant who has been granted an award of restricted shares of Common Stock will not realize taxable income at the time of the grant, and Halliburton will not be entitled to a tax deduction at the time of the grant, unless the participant makes an election to be taxed at the time of the award. When the restrictions lapse, the participant will recognize taxable income in an amount equal to the excess of the fair market value of the shares at that time over the amount, if any, paid for the shares. Halliburton will be entitled to a corresponding tax deduction. Dividends paid to the participant during the restriction period will also be compensation income to the participant and deductible as compensation expense by Halliburton. The holder of a restricted stock award may elect to be taxed at the time of grant of the restricted stock award on the market value of the shares, in which case:

  . Halliburton will be entitled to a deduction at the same time and in the same amount;

  . dividends paid to the participant during the restriction period will be taxable as dividends to him and not deductible by Halliburton; and

  . there will be no further federal income tax consequences when the restrictions lapse.

  A participant who has been granted a performance share award will not realize taxable income at the time of the grant, and Halliburton will not be entitled to a tax deduction at that time. A participant will realize ordinary income at the time the award is paid equal to the amount of cash paid or the value of shares delivered, and Halliburton will have a corresponding tax deduction.

  The grant of a stock value equivalent award produces no U.S. federal income tax consequences for the participant or Halliburton. The payment of a stock value equivalent award results in taxable income to the participant equal to the amount of the payment received, valued with reference to the fair market value of the Common Stock on the payment date. Halliburton is entitled to a corresponding tax deduction for the same amount.

  Halliburton may deduct in connection with any award any taxes required by law to be withheld. The Compensation Committee may permit the participant to surrender, or authorize Halliburton to withhold, shares of Common Stock in satisfaction of Halliburton's withholding obligations.

General/Vote Required

  The closing price of Halliburton's Common Stock on March 20, 2000, as traded on the New York Stock Exchange was $36.1875 per share.

  The affirmative vote of the holders of a majority of the shares of Halliburton's Common Stock represented at the Annual Meeting and entitled to vote on the matter is needed to approve the proposal.

  The Board of Directors recommends a vote "FOR" the approval of the proposed amendment and restatement of the 1993 Stock and Long-Term Incentive Plan.

                              COST OF SOLICITATION

  Officers and other employees of Halliburton may solicit proxies personally, by telephone or other telecommunications, from some stockholders if proxies are not received promptly. Halliburton will reimburse banks, brokers or other persons holding Halliburton Common Stock in their names or in the names of their nominees for their charges and expenses in forwarding proxies and proxy material to beneficial owners of

Halliburton's Common Stock. All expenses of solicitation of proxies will be borne by Halliburton. In addition, Georgeson Shareholder Communications Inc. has been retained to assist in the solicitation of proxies for the 2000 Annual Meeting of Stockholders at a fee of $11,000 plus reasonable expenses.

               STOCKHOLDER PROPOSALS FOR THE 2001 ANNUAL MEETING

  Stockholders are entitled to submit proposals on matters appropriate for stockholder action consistent with regulations of the Securities and Exchange Commission. Should a stockholder intend to present a proposal at the 2001 Annual Meeting, it must be received by the Secretary of Halliburton (3600 Lincoln Plaza, 500 N. Akard Street, Dallas, Texas 75201-3391) not later than November 23, 2000. The proposal must comply with all of the requirements of Rule14a-8 under the Securities Exchange Act of 1934, as amended, in order to be included in Halliburton's proxy statement and form of proxy relating to that meeting. The 2001 Annual Meeting of Stockholders will be held May 15, 2001.

                                 OTHER BUSINESS

  Halliburton's By-laws provide that in addition to any other applicable requirements, for business to be properly brought before the Annual Meeting by a stockholder, the stockholder must give timely notice in writing to the Secretary. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of Halliburton, not less than ninety (90) days prior to the anniversary date of the immediately preceding stockholders meeting. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the Annual Meeting:

  . a brief description of the business desired to be brought before the Annual Meeting and the reasons for conducting this business at the Annual Meeting;

  .  the name and record address of the stockholder proposing the business;

  . the class and number of shares of Halliburton which are beneficially owned by the stockholder;

  . a representation that the stockholder or a qualified representative of the stockholder intends to appear in person to bring the proposed business before the Annual Meeting; and

  .  any material interest of the stockholder in the business.

This requirement does not preclude discussion by any stockholder of any business properly brought before the Annual Meeting in accordance with these procedures.

  The management of Halliburton is not aware of any business to come before the meeting other than those matters described in this proxy statement. If any other matters should properly come before the meeting, however, it is intended that proxies in the accompanying form will be voted on those matters in accordance with the judgment of the person or persons voting the proxies.

                                              By Authority of the Board of
                                                        Directors,

                                                   /s/ SUSAN S. KEITH
                                                     Susan S. Keith
                                              Vice President and Secretary

March 23, 2000

                                                                     Appendix A

                  HALLIBURTON COMPANY AUDIT COMMITTEE CHARTER

General

  The Audit Committee of the Board of Directors of Halliburton Company shall consist of at least three independent directors. Members of the Committee shall be considered independent if they have no relationship to the Company that could interfere with the exercise of their independence from management and the Company. As determined by the Board of Directors, the Members of the Committee will be financially literate with at least one having accounting or related financial management expertise. Company management, internal and independent auditors and the Company's General Counsel may attend each meeting or portions thereof as required by the Committee. The Committee will have four meetings each year on a regular basis and will have special meetings if and when required.

Responsibilities

  The Audit Committee's role is one of oversight whereas the Company's management is responsible for preparing the Company's financial statements and the independent auditors are responsible for auditing those financial statements. The Audit Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the independent auditor's work. The following functions shall be the key responsibilities of the Audit Committee in carrying out its oversight function.

 1. Provide an open avenue of communications between the internal and independent auditors and the Board of Directors, including private sessions with the internal and independent auditors, as the Committee may deem appropriate.

 2. Receive and review reports from Company management relating to the Company's financial reporting process, published financial statements and/or major disclosures and the adequacy of the company's system of internal controls.

 3. Receive and review reports from Company management and General Counsel relating to legal and regulatory matters that may have a material impact on the Company's financial statements and Company compliance policies.

 4. Receive and review reports from internal auditors relating to major findings and recommendations from internal audits conducted Company-wide. Consult with and review reports from internal auditors relating to on-going monitoring programs including the Company's Code of Business Conduct and compliance with policies of the Company.

 5. Inquire of company management and independent auditors regarding the appropriateness of accounting principles followed by the Company, changes in accounting principles and their impact on the financial statements.

 6. Review the internal audit program in terms of scope of audits conducted or scheduled to be conducted.

 7. The Committee and Board shall be ultimately responsible for the selection, evaluation, and replacement of the independent auditors. The Committee will:

  . recommend annually the appointment of the independent auditors to the Board for its approval and subsequent submission to the stockholders for ratification, based upon an annual performance evaluation and a determination of the auditors' independence;

  . determine the independence of the independent auditors by obtaining a formal written statement delineating all relationships between the independent auditors and the Company, including all non-audit services and fees;

  . discuss with the independent auditors if any disclosed relationship or service could impact the auditors' objectivity and independence; and

  . recommend that the Board take appropriate action in response to the auditors' statement to ensure the independence of the independent auditors.

 8. Meet with independent auditors and review their report to the Committee including comments relating to the system of internal controls, published financial statements and related disclosures, the adequacy of the financial reporting process and the scope of the independent audit. The independent auditors are ultimately accountable to the Board and the Committee on all such matters.

 9. Receive and review reports from both the internal and independent auditors relating to plans for the audit of the Company's information technology procedures and controls.

10. Review with the internal and independent auditors the coordination of their respective audit activities.

11. Prepare a Report, for inclusion in the Company's proxy statement, disclosing that the Committee reviewed and discussed the audited financial statements with management and discussed certain other matters with the independent auditors. Based upon these discussions, state in the Report whether the Committee recommended to the Board that the audited financial statements be included in the Annual Report.

12. Review and reassess the adequacy of the Audit Committee's charter annually. If any revisions therein are deemed necessary or appropriate, submit the same to the Board for its consideration and approval.

Quorum

  For the transaction of business at any meeting of the Audit Committee, three members shall constitute a quorum.

                               Approved as revised: Board of Directors of
                                Halliburton Company
                                          February 17, 2000

                               Supercedes previous version dated:
                                          September 11, 1997

                                                                      Appendix B

                              HALLIBURTON COMPANY

                    1993 STOCK AND LONG-TERM INCENTIVE PLAN

                   As Amended and Restated February 17, 2000

                                   I. PURPOSE

  The purpose of the Halliburton Company 1993 Stock and Long-Term Incentive Plan (the "Plan") is to provide a means whereby Halliburton Company, a Delaware corporation (the "Company"), and its Subsidiaries may attract, motivate and retain highly competent employees and to provide a means whereby selected employees can acquire and maintain stock ownership, thereby strengthening their concern for the long-term welfare of the Company. The Plan is also intended to provide employees with additional incentive and reward opportunities designed to enhance the profitable growth of the Company over the long term. A further purpose of the Plan is to allow awards under the Plan to Non-employee Directors in order to enhance the Company's ability to attract and retain highly qualified Directors. Accordingly, the Plan provides for granting Incentive Stock Options, Options which do not constitute Incentive Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Performance Share Awards, Stock Value Equivalent Awards, or any combination of the foregoing, as is best suited to the circumstances of the particular employee or Non-employee Director as provided herein.

                                II. DEFINITIONS

  The following definitions shall be applicable throughout the Plan unless specifically modified by any paragraph:

       (a) "Award" means, individually or collectively, any Option, Stock Appreciation Right, Restricted Stock Award, Performance Share Award or Stock Value Equivalent Award.

       (b) "Board" means the Board of Directors of Halliburton Company.

       (c) "Change of Control Value" means, for the purposes of Clause (B) of Paragraph (e) of Article XII and Clause (B) of Paragraph (f) of Article XII, the amount determined in Clause (i), (ii) or (iii), whichever is applicable, as follows: (i) the per share price offered to stockholders of the Company in any merger, consolidation, sale of assets or dissolution transaction, (ii) the per share price offered to stockholders of the Company in any tender offer or exchange offer whereby a Corporate Change takes place or (iii) if a Corporate Change occurs other than as described in Clause (i) or Clause (ii), the fair market value per share determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of an Option or Stock Appreciation Right. If the consideration offered to stockholders of the Company in any transaction described in this Paragraph or Paragraphs (e) and (f) of Article XII consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.

       (d) "Code" means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.

       (e) "Committee" means the committee selected by the Board to administer the Plan in accordance with Paragraph (a) of Article IV of the Plan.

       (f) "Common Stock" means the common stock par value $2.50 per share, of Halliburton Company.

       (g) "Company" means Halliburton Company.

       (h) "Corporate Change" means one of the following events: (i) the merger, consolidation or other reorganization of the Company in which the outstanding Common Stock is converted into or exchanged for a different class of securities of the Company, a class of securities of any other issuer (except a direct or indirect wholly owned subsidiary of the Company), cash or other property; (ii) the sale, lease or exchange of all or substantially all of the assets of the Company to any other corporation or entity (except a direct or indirect wholly owned subsidiary of the Company); (iii) the adoption by the stockholders of the Company of a plan of liquidation and dissolution; (iv) the acquisition (other than any acquisition pursuant to any other clause of this definition) by any person or entity, including without limitation a "group" as contemplated by
  Section 13(d)(3) of the Exchange Act, of beneficial ownership, as contemplated by such Section, of more than twenty percent (based on voting power) of the Company's outstanding capital stock; or (v) as a result of or in connection with a contested election of directors, the persons who were directors of the Company before such election shall cease to constitute a majority of the Board.

       (i) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

       (j) "Fair Market Value" means, as of any specified date, the closing price of the Common Stock on the New York Stock Exchange (or, if the Common Stock is not then listed on such exchange, such other national securities exchange on which the Common Stock is then listed) on that date, or if no prices are reported on that date, on the last preceding date on which such prices of the Common Stock are so reported. If the Common Stock is not then listed on any national securities exchange but is traded over the counter at the time a determination of its Fair Market Value is required to be made hereunder, its Fair Market Value shall be deemed to be equal to the average between the reported high and low sales prices of Common Stock on the most recent date on which Common Stock was publicly traded. If the Common Stock is not publicly traded at the time a determination of its value is required to be made hereunder, the determination of its Fair Market Value shall be made by the Committee in such manner as it deems appropriate.

       (k) "Holder" means an employee or Non-employee Director of the Company who has been granted an Award.

       (l) "Immediate Family" means, with respect to a particular Holder, the Holder's spouse, children and grandchildren (including adopted and step children and grandchildren).

       (m) "Incentive Stock Option" means an Option within the meaning of section 422 of the Code.

       (n) "Non-employee Director" means a member of the Board who is not an employee or former employee of the Company or its Subsidiaries.

       (o) "Option" means an Award granted under Article VII of the Plan and includes both Incentive Stock Options to purchase Common Stock and Options which do not constitute Incentive Stock Options to purchase Common Stock.

       (p) "Option Agreement" means a written agreement between the Company and a Holder with respect to an Option.

       (q) "Optionee" means a Holder who has been granted an Option.

       (r) "Parent Corporation" shall have the meaning set forth in section 424(e) of the Code.

       (s) "Performance Share Award" means an Award granted under Article X of the Plan.

       (t) "Plan" means the Halliburton Company 1993 Stock and Long-Term Incentive Plan.

       (u) "Restricted Stock Award" means an Award granted under Article IX of the Plan.

       (v) "Rule 16b-3" means Rule 16b-3 of the general Rules and Regulation of the Securities and Exchange Commission under the Exchange Act, as such rule is currently in effect or as hereafter modified or amended.

       (w) "Spread" means, in the case of a Stock Appreciation Right, an amount equal to the excess, if any, of the Fair Market Value of a share of Common Stock on the date such right is exercised over the exercise price of such Stock Appreciation Right.

       (x) "Stock Appreciation Right" means an Award granted under Article VIII of the Plan.

       (y) "Stock Appreciation Rights Agreement" means a written agreement between the Company and a Holder with respect to an Award of Stock Appreciation Rights.

       (z) "Stock Value Equivalent Award" means an Award granted under
  Article XI of the Plan.

       (aa) "Subsidiary" means a company (whether a corporation, partnership, joint venture or other form of entity) in which the Company or a corporation in which the Company owns a majority of the shares of capital stock, directly or indirectly, owns a greater than twenty percent equity interest, except that with respect to the issuance of Incentive Stock Options the term "Subsidiary" shall have the same meaning as the term "subsidiary corporation" as defined in section 424(f) of the Code.

                 III. EFFECTIVE DATE AND DURATION OF THE PLAN

  The Plan shall be effective upon the date of its adoption by the Board, provided the Plan is approved by the stockholders of the Company within twelve months thereafter and on or prior to the date of the first annual meeting of stockholders of the Company held subsequent to the acquisition of an equity security by a Holder hereunder for which exemption is claimed under Rule 16b-
3. Notwithstanding any provision of the Plan or in any Option Agreement or Stock Appreciation Rights Agreement, no Option or Stock Appreciation Right shall be exercisable prior to such stockholder approval. No further Awards may be granted under the Plan after ten years from the date the Plan is adopted by the Board. Subject to the provisions of Article XIII, the Plan shall remain in effect until all Options and Stock Appreciation Rights granted under the Plan have been exercised or expired by reason of lapse of time, all restrictions imposed upon Restricted Stock Awards have lapsed and all Performance Share Awards and Stock Value Equivalent Awards have been satisfied.

                              IV. ADMINISTRATION

  (a) Composition of Committee. The Plan shall be administered by a committee which shall be (i) appointed by the Board and (ii) constituted so as to permit the Plan to comply with Rule 16b-3 and regulations promulgated under section 162(m) of the Code.

  (b) Powers. The Committee shall have authority, in its discretion, to determine which eligible individuals shall receive an Award, the time or times when such Award shall be made, whether an Incentive Stock Option, nonqualified Option or Stock Appreciation Right shall be granted, the number of shares of Common Stock which may be issued under each Option, Stock Appreciation Right and Restricted Stock Award, and the value of each Performance Share Award and Stock Value Equivalent Award. In making such determinations the Committee may take into account the nature of the services rendered by the respective individuals, their responsibility level, their present and potential contribution to the Company's success and such other factors as the Committee in its discretion shall deem relevant.

  (c) Additional Powers. The Committee shall have such additional powers as are delegated to it by the other provisions of the Plan. Subject to the express provisions of the Plan, the Committee is authorized to construe the Plan and the respective agreements executed thereunder, to prescribe such rules and regulations relating to the Plan as it may deem advisable to carry out the Plan, and to determine the terms, restrictions and provisions of each Award, including such terms, restrictions and provisions as shall be requisite in the judgment of the Committee to cause designated Options to qualify as Incentive Stock Options, and to make all other determinations necessary or advisable for administering the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in any agreement relating to an Award in the manner and to the extent the Committee shall deem expedient to carry the Award into effect. The determinations of the Committee on the matters referred to in this Article IV shall be conclusive.

  (d) Delegation of Authority. The Committee may delegate some or all of its power to the Chief Executive Officer of the Company as the Committee deems appropriate; provided, however, that (i) the Committee may not delegate its power with regard to the grant of an Award to any person who is a "covered employee" within the meaning of section 162(m) of the Code or who, in the Committee's judgment, is likely to be a covered employee at any time during the period an Award to such employee would be outstanding; and (ii) the Committee may not delegate its power with regard to the selection for participation in the Plan of an officer or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an Award to such an officer or other person.

       V. GRANT OF OPTIONS, STOCK APPRECIATION RIGHTS, RESTRICTED STOCK
          AWARDS, PERFORMANCE SHARE AWARDS AND STOCK VALUE EQUIVALENT
                      AWARDS; SHARES SUBJECT TO THE PLAN

  (a) Award Limits. The Committee may from time to time grant Awards to one or more individuals determined by it to be eligible for participation in the Plan in accordance with the provisions of Article VI. The aggregate number of shares of Common Stock that may be issued under the Plan shall not exceed 49,000,000 shares, of which no more than 16,000,000 may be issued in the form of Restricted Stock Awards or pursuant to Performance Share Awards. Notwithstanding anything contained herein to the contrary, the number of Option shares or Stock Appreciation Rights, singly or in combination, together with shares or share equivalents under Performance Share Awards granted to any Holder in any one calendar year, shall not in the aggregate exceed 500,000. Any of such shares which remain unissued and which are not subject to outstanding Options or Awards at the termination of the Plan shall cease to be subject to the Plan, but, until termination of the Plan, the Company shall at all times reserve a sufficient number of shares to meet the requirements of the Plan. Shares shall be deemed to have been issued under the Plan only to the extent actually issued and delivered pursuant to an Award. To the extent that an Award lapses or the rights of its Holder terminate or the Award is paid in cash, any shares of Common Stock subject to such Award shall again be available for the grant of an Award. The aggregate number of shares which may be issued under the Plan shall be subject to adjustment in the same manner as provided in Article XII with respect to shares of Common Stock subject to Options then outstanding. Separate stock certificates shall be issued by the Company for those shares acquired pursuant to the exercise of an Incentive Stock Option and for those shares acquired pursuant to the exercise of any Option which does not constitute an Incentive Stock Option.

  (b) Stock Offered. The stock to be offered pursuant to the grant of an Award may be authorized but unissued Common Stock or Common Stock previously issued and reacquired by the Company.

                                VI. ELIGIBILITY

  Awards made pursuant to the Plan may be granted to individuals who, at the time of grant, are employees of the Company or any Parent Corporation or Subsidiary of the Company or are Non-employee Directors. An Award made pursuant to the Plan may be granted on more than one occasion to the same person, and such Award may include an Incentive Stock Option, an Option which is not an Incentive Stock Option, an Award of Stock Appreciation Rights, a Restricted Stock Award, a Performance Share Award, a Stock Value Equivalent Award or any combination thereof. Each Award shall be evidenced by a written instrument duly executed by or on behalf of the Company.

                               VII. STOCK OPTIONS

  (a) Stock Option Agreement. Each Option shall be evidenced by an Option Agreement between the Company and the Optionee which shall contain such terms and conditions as may be approved by the Committee. The terms and conditions of the respective Option Agreements need not be identical. Specifically, an Option Agreement may provide for the payment of the option price, in whole or in part, by the delivery of a number of shares of Common Stock (plus cash if necessary) having a Fair Market Value equal to such option price. Each Option Agreement shall provide that the Option may not be exercised earlier than six months from the date of grant and shall specify the effect of termination of the Holder's service on the exercisability of the Option.

  (b) Option Period. The term of each Option shall be as specified by the Committee at the date of grant; provided that, in no case, shall the term of an Option exceed ten years.

  (c) Limitations on Exercise of Option. An Option shall be exercisable in whole or in such installments and at such times as determined by the Committee.

  (d) Special Limitations on Incentive Stock Options. To the extent that the aggregate Fair Market Value (determined at the time the respective Incentive Stock Option is granted) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of the Company and its Parent Corporation and Subsidiaries exceeds $100,000, such excess Incentive Stock Options shall be treated as Options which do not constitute Incentive Stock Options. The Committee shall determine, in accordance with applicable provisions of the Code, Treasury Regulations and other administrative pronouncements, which of an Optionee's Incentive Stock Option will not constitute Incentive Stock Options because of such limitation and shall notify the Optionee of such determination as soon as practicable after such determination. No Incentive Stock Option shall be granted to an individual if, at the time the Option is granted, such individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its Parent Corporation or a Subsidiary, within the meaning of section 422(b)(6) of the Code, unless (i) at the time such Option is granted the option price is at least 110% of the Fair Market Value of the Common Stock subject to the Option and (ii) such Option by its terms is not exercisable after the expiration of five years from the date of grant.

  (e) Option Price. The purchase price of Common Stock issued under each Option shall be determined by the Committee, but such purchase price shall not be less than the Fair Market Value of Common Stock subject to the Option on the date the Option is granted.

  (f) Options and Rights in Substitution for Stock Options Granted by Other Corporations. Options and Stock Appreciation Rights may be granted under the Plan from time to time in substitution for stock options held by employees of corporations who become, or who became prior to the effective date of the Plan, employees of the Company or of any Subsidiary as a result of a merger or consolidation of the employing corporation with the Company or such Subsidiary, or the acquisition by the Company or a Subsidiary of all or a portion of the assets of the employing corporation, or the acquisition by the Company or a Subsidiary of stock of the employing corporation with the result that such employing corporation becomes a Subsidiary.

  (g) Repricing Prohibited. Except for adjustments pursuant to Article XII, the purchase price of Common Stock for any outstanding Option granted under the Plan may not be decreased after the date of grant nor may an outstanding Option granted under the Plan be surrendered to the Company as consideration for the grant of a new Option with a lower purchase price.

                        VIII. STOCK APPRECIATION RIGHTS

  (a) Stock Appreciation Rights. A Stock Appreciation Right is the right to receive an amount equal to the Spread with respect to a share of Common Stock upon the exercise of such Stock Appreciation Right. Stock

Appreciation Rights may be granted in connection with the grant of an Option, in which case the Option Agreement will provide that exercise of Stock Appreciation Rights will result in the surrender of the right to purchase the shares under the Option as to which the Stock Appreciation Rights were exercised. Alternatively, Stock Appreciation Rights may be granted independently of Options in which case each Award of Stock Appreciation Rights shall be evidenced by a Stock Appreciation Rights Agreement between the Company and the Holder which shall contain such terms and conditions as may be approved by the Committee. The terms and conditions of the respective Stock Appreciation Rights Agreements need not be identical. The Spread with respect to a Stock Appreciation Right may be payable either in cash, shares of Common Stock with a Fair Market Value equal to the Spread or in a combination of cash and shares of Common Stock. With respect to stock Appreciation Rights that are subject to
Section 16 of the Exchange Act, however, the Committee shall, except as provided in Paragraphs (e) and (f) of Article XII, retain sole discretion (i) to determine the form in which payment of the Stock Appreciation Right will be made (i.e., cash, securities or any combination thereof) or (ii) to approve an election by a Holder to receive cash in full or partial settlement of Stock Appreciation Rights. Upon the exercise of any Stock Appreciation Rights granted hereunder, the number of shares reserved for issuance under the Plan shall be reduced only to the extent that shares of Common Stock are actually issued in connection with the exercise of such Right. Each Stock Appreciation Rights Agreement shall provide that the Stock Appreciation Rights may not be exercised earlier than six months from the date of grant and shall specify the effect of a Holder's termination of service on the exercisability of the Stock Appreciation Rights.

  (b) Exercise Price. The exercise price of each Stock Appreciation Right shall be determined by the Committee, but such exercise price shall not be less than the Fair Market Value of a share of Common Stock on the date the Stock Appreciation Right is granted.

  (c) Exercise Period. The term of each Stock Appreciation Right shall be as specified by the Committee at the date of grant; provided that, in no case, shall the term of a Stock Appreciation Right exceed ten years.

  (d) Limitations on Exercise of Stock Appreciation Right. A Stock Appreciation Right shall be exercisable in whole or in such installments and at such times as determined by the Committee.

  (e) Repricing Prohibited. Except for adjustments pursuant to Article XII, the exercise price of a Stock Appreciation Right may not be decreased after the date of grant nor may an outstanding Stock Appreciation Right granted under the Plan be surrendered to the Company as consideration for the grant of a new Stock Appreciation Right with a lower exercise price.

                          IX. RESTRICTED STOCK AWARDS

  (a) Restricted Period To Be Established by the Committee. At the time a Restricted Stock Award is made, the Committee shall establish a period of time (the "Restriction Period") applicable to such Award; provided, however, that, except as set forth below and as permitted by Paragraph (b) of this Article IX, such Restriction Period shall not be less than three (3) years from the date of grant (the "Minimum Criteria"). An award which provides for the lapse of restrictions on shares applicable to such Award in equal annual installments over a period of at least three (3) years from the date of grant shall be deemed to meet the Minimum Criteria. The foregoing notwithstanding, with respect to Restricted Stock Awards of up to an aggregate 550,000 shares (subject to adjustment as set forth in Article XII), the Minimum Criteria shall not apply and the Committee may establish such lesser Restriction Periods applicable to such Awards as it shall determine in its discretion. Subject to the foregoing, each Restricted Stock Award may have a different Restriction Period, in the discretion of the Committee. The Restriction Period applicable to a particular Restricted Stock Award shall not be changed except as permitted by Paragraph (b) of this Article or by Article XII.

  (b) Other Terms and Conditions. Common Stock awarded pursuant to a Restricted Stock Award shall be represented by a stock certificate registered in the name of the Holder of such Restricted Stock Award or, at the option of the Company, in the name of a nominee of the Company. The Holder shall have the right to receive dividends during the Restriction Period, to vote the Common Stock subject thereto and to enjoy all other stockholder rights, except that (i) the Holder shall not be entitled to possession of the stock certificate until the Restriction Period shall have expired, (ii) the Company shall retain custody of the stock during the Restriction Period, (iii) the Holder may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the stock during the Restriction Period and (iv) a breach of the terms and conditions established by the Committee pursuant to the Restricted Stock Award shall cause a forfeiture of the Restricted Stock Award. At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms, conditions or restrictions relating to Restricted Stock Awards, including, but not limited to, rules pertaining to the termination of a Holder's service (by retirement, disability, death or otherwise) prior to expiration of the Restriction Period.

  (c) Payment for Restricted Stock. A Holder shall not be required to make any payment for Common Stock received pursuant to a Restricted Stock Award, except to the extent otherwise required by law and except that the Committee may, in its discretion, charge the Holder an amount in cash not in excess of the par value of the shares of Common Stock issued under the Plan to the Holder.

  (d) Miscellaneous. Nothing in this Article shall prohibit the exchange of shares issued under the Plan (whether or not then subject to a Restricted Stock Award) pursuant to a plan of reorganization for stock or securities in the Company or another corporation a party to the reorganization, but the stock or securities so received for shares then subject to the restrictions of a Restricted Stock Award shall become subject to the restrictions of such Restricted Stock Award. Any shares of stock received as a result of a stock split or stock dividend with respect to shares then subject to a Restricted Stock Award shall also become subject to the restrictions of the Restricted Stock Award.

                          X. PERFORMANCE SHARE AWARDS

  (a) Performance Period. The Committee shall establish, with respect to and at the time of each Performance Share Award, a performance period over which the performance applicable to the Performance Share Award of the Holder shall be measured.

  (b) Performance Share Awards. Each Performance Share Award may have a maximum value established by the Committee at the time of such Award.

  (c) Performance Measures. A Performance Share Award may be awarded contingent upon the achievement of one or more performance measures. The performance criteria for Performance Share Awards shall consist of objective tests based on the following: earnings, cash flow, cash value added performance, shareholder return and/or value, revenues, operating profits (including EBITDA), net profits, earnings per share, stock price, cost reduction goals, debt to capital ratio, financial return ratios, profit return and margins, market share, working capital and customer satisfaction. The Committee may select one criterion or multiple criteria for measuring performance. Performance criteria may be measured on corporate, subsidiary or business unit performance, or on a combination thereof. Further, the performance criteria may be based on comparative performance with other companies or other external measure of the selected performance criteria.

  (d) Payment. Following the end of the performance period, the Holder of a Performance Share Award shall be entitled to receive payment of an amount, not exceeding the maximum value of the Performance Share Award, if any, based on the achievement of the performance measures for such performance period, as determined by the Committee in its sole discretion. Payment of a Performance Share Award (i) may be made in cash, Common Stock or a combination thereof, as determined by the Committee in its sole discretion, (ii) shall be made in a lump sum or in installments as prescribed by the Committee in its sole discretion and (iii) to the extent applicable, shall be based on the Fair Market Value of the Common Stock on the payment date. If a payment of cash or issuance of Common Stock is to be made on a deferred basis, the Committee shall establish whether interest or dividend equivalents shall be credited on the deferred amounts and any other terms and conditions applicable thereto.

  (e) Termination of Service. The Committee shall determine the effect of termination of service during the performance period on a Holder's Performance Share Award.

                       XI. STOCK VALUE EQUIVALENT AWARDS

  (a) Stock Value Equivalent Awards. Stock Value Equivalent Awards are rights to receive an amount equal to the Fair Market Value of shares of Common Stock or rights to receive an amount equal to any appreciation or increase in the Fair Market Value of Common Stock over a specified period of time, which vest over a period of time as established by the Committee, without payment of any amounts by the Holder thereof (except to the extent otherwise required by law) or satisfaction of any performance criteria or objectives. Each Stock Value Equivalent Award may have a maximum value established by the Committee at the time of such Award.

  (b) Award Period. The Committee shall establish, with respect to and at the time of each Stock Value Equivalent Award, a period over which the Award shall vest with respect to the Holder.

  (c) Payment. Following the end of the determined period for a Stock Value Equivalent Award, the Holder of a Stock Value Equivalent Award shall be entitled to receive payment of an amount, not exceeding the maximum value of the Stock Value Equivalent Award, if any, based on the then vested value of the Award. Payment of a Stock Value Equivalent Award (i) shall be made in cash,
(ii) shall be made in a lump sum or in installments as prescribed by the Committee in its sole discretion and (iii) shall be based on the Fair Market Value of the Common Stock on the payment date. Cash dividend equivalents may be paid during, or may be accumulated and paid at the end of, the determined period with respect to a Stock Value Equivalent Award, as determined by the Committee. If payment of cash is to be made on a deferred basis, the Committee shall establish whether interest shall be credited, the rate thereof and any other terms and conditions applicable thereto.

  (d) Termination of Service. The Committee shall determine the effect of termination of service during the applicable vesting period on a Holder's Stock Value Equivalent Award.

                    XII. RECAPITALIZATION OR REORGANIZATION

  (a) Except as hereinafter otherwise provided, in the event of any recapitalization, reorganization, merger, consolidation, combination, exchange, stock dividend, stock split, extraordinary dividend or divestiture (including a spin-off) or any other change in the corporate structure or shares of Common Stock occurring after the date of the grant of an Award, the Committee may, in its discretion, make such adjustment as to the number and price of shares of Common Stock or other consideration subject to such Awards as the Committee shall deem appropriate in order to prevent dilution or enlargement of rights of the Holders.

  (b) The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities having any priority or preference with respect to or affecting Common Stock or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

  (c) The shares with respect to which Options may be granted are shares of Common Stock as presently constituted, but if, and whenever, prior to the expiration of an Option theretofore granted, the Company shall effect a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend on Common Stock without receipt of consideration by the Company, the number of shares of Common Stock with respect to which such Option may thereafter be exercised (i) in the event of an increase in the number of outstanding shares shall be proportionately increased, and the purchase price per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares shall be proportionately reduced, and the purchase price per share shall be proportionately increased.

  (d) If the Company recapitalizes or otherwise changes its capital structure, thereafter upon any exercise of an Option theretofore granted the Optionee shall be entitled to purchase under such Option, in lieu of the number of shares of Common Stock as to which such Option shall then be exercisable, the number and class of shares of stock and securities and the cash and other property to which the Optionee would have been entitled pursuant to the terms of the recapitalization if, immediately prior to such recapitalization, the Optionee had been the holder of record of the number of shares of Common Stock then covered by such Option.

  (e) In the event of a Corporate Change, then no later than (i) two business days prior to any Corporate Change referenced in Clause (i), (ii), (iii) or (v) of the definition thereof or (ii) ten business days after any Corporate Change referenced in Clause (iv) of the definition thereof, the Committee, acting in its sole discretion without the consent or approval of any Optionee, shall act to effect one or more of the following alternatives with respect to outstanding Options which acts may vary among individual Optionees, may vary among Options held by individual Optionees and, with respect to acts taken pursuant to Clause
(i) above, may be contingent upon effectuation of the Corporate Change: (A) accelerate the time at which Options then outstanding may be exercised so that such Options may be exercised in full for a limited period of time on or before a specified date (before or after such Corporate Change) fixed by the Committee, after which specified date all unexercised Options and all rights of Optionees thereunder shall terminate, (B) require the mandatory surrender to the Company by selected Optionees of some or all of the outstanding Options held by such Optionees (irrespective of whether such Options are then exercisable under the provisions of the Plan) as of a date (before or after such Corporate Change) specified by the Committee, in which event the Committee shall thereupon cancel such Options and pay to each Optionee an amount of cash per share equal to the excess, if any, of the Change of Control Value of the shares subject to such Option over the exercise price(s) under such Options for such shares, (C) make such adjustments to Options then outstanding as the Committee deems appropriate to reflect such Corporate Change (provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to Options then outstanding) or (D) provide that thereafter upon any exercise of an Option theretofore granted the Optionee shall be entitled to purchase under such Option, in lieu of the number of shares of Common Stock as to which such Option shall then be exercisable, the number and class of shares of stock or other securities or property (including, without limitation, cash) to which the Optionee would have been entitled pursuant to the terms of the agreement of merger, consolidation or sale of assets or plan of liquidation and dissolution if, immediately prior to such merger, consolidation or sale of assets or any distribution in liquidation and dissolution of the Company, the Optionee had been the holder of record of the number of shares of Common Stock then covered by such Option.

  (f) In the event of a Corporate Change, then no later than (i) two business days prior to any Corporate Change referenced in Clause (i), (ii), (iii) or (v) of the definition thereof or (ii) ten business days after any Corporate Change referenced in Clause (iv) of the definition thereof, the Committee, acting in its sole discretion without the consent or approval of any Holder of a Stock Appreciation Right, shall act to effect one or more of the following alternatives with respect to outstanding Stock Appreciation Rights which acts may vary among individual Holders, may vary among Stock Appreciation Rights held by individual Holders and, with respect to acts taken pursuant to Clause
(ii) above, may be contingent upon effectuation of the Corporate Change (A) accelerate the time at which Stock Appreciation Rights then outstanding may be exercised so that such Stock Appreciation Rights may be exercised in full for a limited period of time on or before a specified date (before or after such Corporate Change) fixed by the Committee, after which specified date all unexercised Stock Appreciation Rights and all rights of Holders thereunder shall terminate, (B) require the mandatory surrender to the Company by selected Holders of Stock Appreciation Rights of some or all of the outstanding Stock Appreciation Rights held by such Holders (irrespective of whether such Stock Appreciation Rights are then exercisable under the provisions of the Plan) as of a date (before or after such Corporate Change) specified by the Committee, in which event the Committee shall thereupon cancel such Stock Appreciation Rights and pay to each Holder an amount of cash equal to the Spread with respect to such Stock Appreciation Rights with the Fair Market Value of the Common Stock at such time to be deemed to be the Change of Control Value or (C) make such adjustments to Stock Appreciation Rights then outstanding as the Committee deems appropriate to reflect such Corporate Change (provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to Stock Appreciation Rights then outstanding).

  (g) Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to Options or Stock Appreciation Rights theretofore granted, the purchase price per share of Common Stock subject to Options or the calculation of the Spread with respect to Stock Appreciation Rights.

  (h) The provisions of the Plan or the Award agreements to the contrary notwithstanding, with respect to any Restricted Stock Awards outstanding at the time a Corporate Change occurs, the Committee may, in its discretion, provide
(i) for full vesting of all Common Stock awarded to the Holders pursuant to such Restricted Stock Awards as of the date of such Corporate Change and (ii) that all restrictions applicable to such Restricted Stock Award shall terminate as of such date.

  (i) The provisions of the Plan or the Award agreements to the contrary notwithstanding, with respect to any Performance Share Awards which have been approved but which are unpaid at the time a Corporate Change occurs, the Committee may, in its discretion, provide (i) for full vesting of such Awards as of the date of such Corporate Change, (ii) for payment of the then value of such Awards as soon as administratively feasible following the Corporate Change, with the value of such Awards to be based, to the extent applicable, on the Change of Control Value of the Common Stock, (iii) that any provisions in Awards regarding forfeiture of unpaid Awards shall not be applicable from and after a Corporate Change with respect to Awards made prior to such Corporate Change and (iv) that all performance measures applicable to unpaid Awards at the time of a Corporate Change shall be deemed to have been satisfied in full during the performance period upon the occurrence of such Corporate Change.

  (j) The provisions of the Plan or the Award agreements to the contrary notwithstanding, with respect to any Stock Value Equivalent Awards which have been approved but which are unpaid at the time a Corporate Change occurs, the Committee may, in its discretion, provide (i) for full vesting of such Awards as of the date of such Corporate Change and (ii) for payment of the then value of such Awards as soon as administratively feasible following the Corporate Change with the value of such Awards to be based on the Change of Control Value of the Common Stock.

                   XIII. AMENDMENT OR TERMINATION OF THE PLAN

  The Board in its discretion may terminate the Plan or alter or amend the Plan or any part thereof from time to time; provided that no change in any Award theretofore granted may be made which would impair the rights of the Holder without the consent of the Holder, and provided, further, that the Board may not, without approval of the stockholders, amend the Plan:

       (a) to increase the aggregate number of shares which may be issued pursuant to the provisions of the Plan, except as provided in Articles V and XII;

       (b) to change the class of persons eligible to receive Awards under the Plan;

       (c) to change the maximum individual award limits under the Plan;

       (d) to change the minimum exercise price of an Option or Stock Appreciation Right or the maximum Award term;

       (e) to permit the repricing or cancellation and reissuance of Options and Stock Appreciation Rights; or

       (f) to extend the duration of the Plan beyond February 18, 2003.

                                   XIV. OTHER

  (a) No Right To An Award. Neither the adoption of the Plan nor any action of the Board or of the Committee shall be deemed to give an employee or a non-employee Director any right to be granted an Option, a Stock Appreciation Right, a right to a Restricted Stock Award or a right to a Performance Share Award or Stock Value Equivalent Award or any other rights hereunder except as may be evidenced by an Award or by an Option or Stock Appreciation Agreement duly executed on behalf of the Company, and then only to the extent of and on the terms and conditions expressly set forth therein. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of funds or assets to assure the payment of any Award.

  (b) No Employment Rights Conferred. Nothing contained in the Plan or in any Award made hereunder shall (i) confer upon any employee any right to continuation of employment with the Company or any Subsidiary or (ii) interfere in any way with the right of the Company or any Subsidiary to terminate his or her employment at any time.

  (c) No Rights to Serve as a Director Conferred. Nothing contained in the Plan or in any Award made hereunder shall confer upon any Director any right to continue their position as a Director of the Company.

  (d) Other Laws; Withholding. The Company shall not be obligated to Issue any Common Stock pursuant to any Award granted under the Plan at any time when the offering of the shares covered by such Award has not been registered under the Securities Act of 1933 and such other state and federal laws, rules or regulations as the Company or the Committee deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the registration requirements of such laws, rules or regulations available for the issuance and sale of such shares. No fractional shares of Common Stock shall be delivered, nor shall any cash in lieu of fractional shares be paid. The Company shall have the right to deduct in connection with all Awards any taxes required by law to be withheld and to require any payments necessary to enable it to satisfy its withholding obligations. The Committee may permit the Holder of an Award to elect to surrender, or authorize the Company to withhold, shares of Common Stock (valued at their Fair Market Value on the date of surrender or withholding of such shares) in satisfaction of the Company's withholding obligation, subject to such restrictions as the Committee deems necessary to satisfy the requirements of Rule 16b-3.

  (e) No Restriction on Corporate Action. Nothing contained in the Plan shall be construed to prevent the Company or any Subsidiary from taking any corporate action which is deemed by the Company or such Subsidiary to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No Holder, beneficiary or other person shall have any claim against the Company or any Subsidiary as a result of any such action.

  (f) Restrictions on Transfer. An Award shall not be transferable otherwise than by will or the laws of descent and distribution or pursuant to a "qualified domestic relations order" as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, and shall be exercisable during the lifetime of the Holder only by such Holder, the Holder's guardian or legal representative, a transferee under a qualified domestic relations order or a transferee as described below; provided, however, that the Committee shall have the authority, in its discretion, to grant (or to sanction by way of amendment to an existing grant) Options (other than Incentive Stock Options) which may be transferred by the Holder for no consideration to or for the benefit of the Holder's Immediate Family, to a trust solely for the benefit of the Holder and his Immediate Family, or to a partnership or limited liability company whose only partners or shareholders are the Holder and members of his Immediate Family, in which case the Option Agreement shall so state. A transfer of an Option pursuant to this paragraph (f) shall be subject to such rules and procedures as the Committee may establish. In the event an Option is transferred as contemplated in this paragraph (f), (i) such Option may not be subsequently transferred by the transferee except by will or the laws of descent and distribution, and (ii) such Option shall continue to be governed by and subject to the terms and limitations of the Plan and the relevant Option

Agreement and the transferee shall be entitled to the same rights as the Holder under Articles XII and XIII hereof as if no transfer had taken place.

  The Option Agreement, Stock Appreciation Rights Agreement or other written instrument evidencing an Award shall specify the effect of the death of the Holder on the Award.

  (g) Rule 16b-3. It is intended that the Plan and any grant of an Award made to a person subject to Section 16 of the Exchange Act meet all of the requirements of Rule 16b-3. If any provision of the Plan or any such Award would disqualify the Plan or such Award under, or would otherwise not comply with, Rule 16b-3, such provision or Award shall be construed or deemed amended to conform to Rule 16b-3.

  (h) Governing Law. This Plan shall be construed in accordance with the laws of the State of Texas, except to the extent that it implicates matters which are the subject of the General Corporation Law of the State of Delaware which matters shall be governed by the latter law.

  (i) Foreign Awardees. Without amending the Plan, the Committee may grant Awards to eligible persons who are foreign nationals on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan and, in furtherance of such purposes, the Committee may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with the provisions of laws and regulations in other countries or jurisdictions in which the Company or its Subsidiaries operate.

PROXY


                              HALLIBURTON COMPANY

                 Proxy for 2000 Annual Meeting of Stockholders
          This Proxy is solicited on behalf of the Board of Directors


        The undersigned hereby appoints R.B. Cheney, D.J. Lesar and S.S. Keith, and any of them, proxies or proxy with full power of substitution and revocation as to each of them, to represent the undersigned and to act and vote, with all powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Halliburton Company to be held in the Parisian Room of the Fairmont Hotel, 1717 North Akard Street, Dallas, Texas, on Tuesday, May 16, 2000, on the following matters and in their discretion on any other matters which may come before the meeting or any adjournments thereof. Receipt of Notice-Proxy Statement dated March 23, 2000, is acknowledged.


                 (Continued and to be signed on reverse side)

                             FOLD AND DETACH HERE

To vote in accordance with the Board of Directors' recommendations just sign                            Please mark
below; no boxes need to be checked. The Board of Directors Recommends a Vote FOR                        your votes as  [X]
Items 1, 2 and 3.                                                                                       indicated in
                                                                                                        this example

Item 1 - Election of Directors                          (Instruction: To withhold authority to vote for an
                                                        individual nominee write that nominee's name on the
   FOR all nominees                 WITHHOLD            space provided below)
  listed to the right              AUTHORITY
(except as marked to the    to vote for all nominees    Nominees: 01 R.B. Cheney, 02 Lord Clitheroe, 03 R.L. Crandall, 04 C.J.
      contrary)                listed to the right      DiBona, 05 L.S. Eagleburger, 06 W.R. Howell, 07 R.L. Hunt, 08 J.L.
         [ ]                           [ ]              Martin, 09 J.A. Precourt and 10 C.J. Silas.

                                                        -----------------------------------------------------------------------

Item 2 - Proposal for ratification of selection of independent public accountants for the Company for 2000.

   FOR          AGAINST         ABSTAIN
   [ ]            [ ]             [ ]

Item 3 - Proposal to amend and restate the 1993 Stock and Long-Term Incentive Plan

   FOR          AGAINST         ABSTAIN
   [ ]            [ ]             [ ]

Item 4 - In their discretion, upon such other business as may properly come before the meeting.

This proxy when properly executed will be voted in the manner directed herein by the undersigned.

In the absence of such direction the proxy will be voted FOR the nominees listed in Item 1 and FOR the Proposals set forth in Items 2 and 3.

        I PLAN TO
       ATTEND THE   [ ]
        MEETING

Signature                                       Signature                                       Date
          -------------------------------------           -------------------------------------     ----------------------
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                                                       FOLD AND DETACH HERE

                                                         VOTE BY TELEPHONE
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                                    YOUR VOTE IS IMPORTANT! - YOU CAN VOTE IN ONE OF TWO WAYS:
            1. TO VOTE BY PHONE: Call toll-free 1-800-840-1208 on a touch tone telephone 24 hours a day - 7 days a week
                             There is NO CHARGE to you for this call. - Have your proxy card in hand.
       You will be asked to enter a Control Number, which is located in the box in the lower right hand corner of this form

------------------------------------------------------------------------------------------------------------------------------------
OPTION 1:       To vote as the Board of Directors recommends on ALL proposals, press 1.
------------------------------------------------------------------------------------------------------------------------------------
                                             When asked, please confirm by Pressing 1.
------------------------------------------------------------------------------------------------------------------------------------
OPTION 2:       If you choose to vote on each Proposal separately, press 0. You will hear these instructions:
------------------------------------------------------------------------------------------------------------------------------------

        Proposal 1 - To vote FOR ALL nominees, press 1: to WITHHOLD FOR ALL nominees, press 9.
        To WITHHOLD FOR AN INDIVIDUAL nominee, Press 0 and listen to the instructions.

        Proposal 2 - To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0.

        Proposal 3 - To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0.

                When asked, please confirm by Pressing 1.

                                or
                                --

2. TO VOTE BY PROXY: Mark, sign and date your proxy card and return promptly in the enclosed envelope.

                          NOTE: If you vote by telephone, THERE IS NO NEED TO MAIL BACK your Proxy Card.
                                                       THANK YOU FOR VOTING.